Exhibit 10.1

EXECUTION VERSION

$900,000,000

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

W&T OFFSHORE, INC.,

as Borrower

and

TORONTO DOMINION (TEXAS) LLC,

as Agent

and

BNP PARIBAS,

as Syndication Agent

and

NATIXIS, THE BANK OF NOVA SCOTIA AND BANK OF SCOTLAND,

as Co-Documentation Agents

and

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME

PARTIES HERETO,

as Lenders

TD SECURITIES (USA) LLC and

BNP PARIBAS SECURITIES CORP.,

as Co-Lead Arrangers and Co-Bookrunners

May 5, 2011

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

SCHEDULES
Schedule 1.	Form of Disclosure Schedule
Schedule 2.	Security Schedule
Schedule 3.	Lenders Schedule

EXHIBITS
Exhibit A-1.	Form of Revolving Loan Note
Exhibit B.	Borrowing Notice
Exhibit C.	Continuation/Conversion Notice
Exhibit D.	Certificate Accompanying Financial Statements
Exhibit E.	Assignment and Acceptance
Exhibit F.	Form of Subsidiary Guaranty
Exhibit G.	Form of Issuance Request

-v-

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”‘) is made as of May 5, 2011, by and among W&T Offshore, Inc. (herein called “Borrower”), a Texas corporation and successor-by-reincorporation to W&T Offshore, Inc., a Nevada corporation, the various financial institutions and other persons from time to time parties hereto, as lenders (collectively, the “Lenders”), each Issuer referred to below, as issuers of Letters of Credit (in such capacity together with any successors thereto, each an “Issuer”), Toronto Dominion (Texas) LLC (“TD (Texas)”), individually and as agent (herein called “Agent”) for the Lenders, BNP Paribas, as syndication agent (the “Syndication Agent”), Natixis, The Bank of Nova Scotia and Bank of Scotland, as Co-Documentation Agents (the “Co-Documentation Agents”), and TD Securities (USA) LLC and BNP Paribas Securities Corp., as Co-Lead Arrangers and Co-Bookrunners (the “Arrangers”).

W I T N E S S E T H:

WHEREAS, W&T Offshore, Inc., a Nevada corporation and predecessor to W&T Offshore, Inc., a Texas corporation, the Lenders (or their predecessors-in-interest), the Issuers (or their predecessors-in-interest) and Toronto Dominion (Texas) LLC have heretofore entered into that certain Amended and Restated Credit Agreement, dated as of February 24, 2000 (as so amended), as amended and restated by that certain Second Amended and Restated Credit Agreement dated as of March 15, 2005, among the Borrower, the Lenders, the Issuers and the Agent, as further amended and restated by that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2006 (as amended and modified from time to time, the “Existing Credit Agreement”), pursuant to which the Lenders and Issuers agreed to make Loans to the Borrower or issue or participate in Letters of Credit on behalf of the Borrower;

WHEREAS, pursuant to the Existing Credit Agreement, the Borrower and its Subsidiaries have entered into mortgages, guarantees and other security documents (collectively, the “Existing Security Documents”) under which (a) the Borrower and its Subsidiaries have granted Liens to the Agent for the benefit of the Lender Parties on substantially all of their properties and assets to secure the payment and performance of the Obligations (as defined in the Existing Credit Agreement) and (b) the Subsidiaries of the Borrower have guaranteed the Obligations (as defined in the Existing Credit Agreement);

WHEREAS, the indebtedness of the Borrower to the Lenders is evidenced by certain promissory notes of the Borrower (collectively, the “Existing Notes”) and is secured by the Existing Security Documents (the Existing Credit Agreement, the Existing Notes, the Existing Security Documents and the various related agreements, documents and instruments are referred to collectively as the “Existing Credit Documents”);

WHEREAS, in order to acquire oil and gas properties in the future, and to provide for working capital and general corporate purposes, including to acquire oil and gas properties, the Borrower has requested that the Lenders and Issuers provide:

(a) Revolving Loan Commitments (to include availability for Revolving Loans and Letters of Credit and repayment of Reimbursement Obligations) pursuant to which Revolving Loans will be made from time to time prior to the Revolving Loan Commitment Termination Date; and

(b) Letter of Credit Commitments pursuant to which Letters of Credit will be issued from time to time prior to the Revolving Loan Commitment Termination Date.

WHEREAS, the Borrower, Agent, Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to amend and restate the Existing Credit Agreement in order to extend Commitments and make Loans to the Borrower (which Loans shall be used, among other things, in order to extend, renew and continue the Existing Notes and the corresponding loans under the Existing Credit Agreement to acquire oil and gas properties in the future, and to provide for working capital and general corporate purposes), and to issue and participate in such Letters of Credit hereunder for the account of the Borrower; and

WHEREAS, the parties hereto have agreed that it is in their respective best interests to enter into this Agreement to extend, renew and continue, but not to extinguish, terminate or novate, the Existing Notes and the corresponding loans and to amend, restate and supersede, but not to extinguish, terminate or cause to be novated the Indebtedness under, the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I - Definitions and References

Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

“ABR Loan” means a Loan that bears interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“ABR Payment Date” means (a) the last Business Day of March, June, September and December of each year, beginning with the first such Business Day following the Closing Date, and (b) any day on which past due interest or principal is owed under the Notes and is unpaid. If the terms of any Loan Document provide that payments of interest or principal on the Notes shall be deferred from one ABR Payment Date to another day, such other day shall also be an ABR Payment Date.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent” means TD (Texas), as Agent hereunder, and its successors in such capacity.

“Agreement” means this Credit Agreement.

“Aggregate Commitments” means the Revolving Loan Commitments of all Lenders.

“Aggregate Percentage Share” means, at any time and with respect to any Lender, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender, by (b) the aggregate Revolving Loan Commitments of all Lenders. If the Revolving Loan Commitments have terminated or expired, the Aggregate Percentage Shares shall be determined using the Revolving Loan Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“Alternate Base Rate” means, for any day, the per annum rate equal to the Applicable Margin plus the highest of the determinable of (i) the Prime Rate, (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum, and (iii) the Reference Eurodollar Rate plus one percent (1%) per annum. If the Prime Rate or the Federal Funds Rate changes after the date hereof, the Alternate Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective time of each such change. The Alternate Base Rate shall in no event, however, exceed the Highest Lawful Rate. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined using the Prime Rate until the circumstances giving rise to such inability no longer exist.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of ABR Loans and such Lender’s Eurodollar Lending Office in the case of Eurodollar Loans.

“Applicable Margin” means, for any day and with respect to all Loans maintained as Eurodollar Loans or ABR Loans, the applicable percentage set forth below corresponding to the Borrowing Base Utilization Percentage:

If the Borrowing Base Utilization Percentage is:	Then the Applicable Margin for Eurodollar Loans is:	Then the Applicable Margin for ABR Loans is:
Greater than or equal to 90%	2.75%	1.75%
Greater than or equal to 60% but less than 90%	2.50%	1.50%
Greater than or equal to 30% but less than 60%	2.25%	1.25%
Less than 30%	2.00%	1.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Approved Counterparty” means any Lender or any affiliate of any Lender.

“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

“Arrangers” means TD Securities (USA) LLC and BNP Paribas Securities Corp., collectively, as Co-Lead Arrangers; and “Arranger” means either of them.

“Arm’s Length Transaction” means, with respect to any transaction between a Restricted Person and one of its Affiliates, that the terms thereof are no less favorable to such Restricted Person than those which could have been obtained at the time of such transaction in an arm’s-length dealing with Persons other than such Affiliate.

“Assignment and Acceptance” means each Assignment and Acceptance, substantially in the form of Exhibit E attached hereto or in another form acceptable to the Agent.

“Authorized Officer” means, as to any Person, its President, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its General Counsel, its Executive Vice President, its Treasurer, or any other officer specified as such to the Agent in writing by any of the aforementioned officers of such Person or by resolution from the board of directors or similar governing body of such Person.

“Available Distribution Amount” means, with respect to any Fiscal Year, $60,000,000.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bonds” is defined in Section 7.1 (h).

“Borrower” means W&T Offshore, Inc., a Texas corporation, and its permitted assigns and successors.

“Borrowing” means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

“Borrowing Base” means, at the particular time in question, either the Initial Availability Amount or such other amount provided for in Section 2.8 or the amount determined by Agent or the Required Lenders, as the case may be, in accordance with the provisions of Section 2.9, as such amount may be reduced pursuant to the terms of this Agreement (including Sections 2.9 and 7.5).

“Borrowing Base Deficiency” has the meaning given it in Section 2.7(b).

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the Facility Usage on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Notice” means a written or telephonic request, or a written confirmation, made by an Authorized Officer of Borrower which meets the requirements of Section 2.2.

“Business Day” means a day, other than a Saturday or Sunday or United States federal holiday, on which commercial banks are open for business with the public in New York, New York and Houston, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market in London, England.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association, limited liability company or other business entity, shares, interests, participations, rights or other equivalents (however designated) thereof, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means investments in:

(a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

(b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency; and

(e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral.

“Change in Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole, to any “person” or group of related “persons” (a “Group”) (as such terms are used in Section 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (c) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any “Person” (as defined above) or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 25% of the outstanding Voting Stock of the Borrower, provided, however, that no Change of Control shall have occurred as a result of the consummation of any such transaction if, immediately following such consummation, Tracy W. Krohn is the beneficial owner of more than 50% of the outstanding Voting Stock of the Borrower, or (d) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

“Closing Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 10.1).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

“Commitment” means, as the context may require, any Revolving Loan Commitment or Letter of Credit Commitment.

“Commitment Fee Rate” means, on each day, a rate per annum equal to one-half of one percent (0.500%).

“Commitment Period” means the period from and including the Closing Date until and including the Revolving Loan Commitment Termination Date (or, if earlier, the day on which the Notes first become due and payable in full).

“Commitment Termination Date” means the Revolving Loan Commitment Termination Date.

“Commitment Termination Event” means

(a) the occurrence of any Default described in clauses (i) through (iii) of Section 8.1(j) with respect to the Borrower; or

(b) the occurrence and continuance of any other Event of Default and either

(i) the declaration of the Loans to be due and payable pursuant to Section 8.1 or 8.2, or

(ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Communications” is defined in Section 10.18(a).

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated Interest Expense” means as to any Person or Persons for any period, the Consolidated interest expense of such Person and its Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued including, without limitation, amortization of original issue discount and capitalized debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to the present value of the net rental payments under sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Contracts described in Section 7.3(b).

“Consolidated Net Income” means, as to any Person or Persons for any period, the net income of such Person or Persons (determined without duplication on a Consolidated basis and in accordance with GAAP).

“Consolidated Tangible Net Worth” means the remainder of all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus Borrower’s Consolidated Liabilities.

“Continuation/Conversion Notice” means a written or telephonic request, or a written confirmation, made by an Authorized Officer of Borrower which meets the requirements of Section 2.3.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Borrower who (a) was a member of such Board of Directors on the date hereof or (b) was nominated for election or elected to such Board of Directors with the approval of (i) two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (ii) two-thirds of those Directors who were previously approved by Continuing Directors.

“Covered Property” is defined in Section 6.2(f).

“Default” means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

“Default Rate” means, at the time in question, (a) with respect to Eurodollar Loans, the per annum rate equal to two percent (2.0%) per annum plus the Eurodollar Rate then in effect and (b) with respect to ABR Loans and all other Obligations, the per annum rate equal to two percent (2.0%) per annum plus the Alternate Base Rate then in effect. The Default Rate shall never exceed the Highest Lawful Rate.

“Defaulting Lender” means any Lender, as reasonably determined by the Agent, that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Restricted Person any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, any other Restricted Person, the Agent, any Issuing Bank or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Agent, any Issuing Bank or any Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Restricted Person’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or, other than by way of an Undisclosed Administration, has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has taken any corporate or board or other action seeking or agreeing to the appointment of any such Person.

“Determination Date” has the meaning given it in Section 2.9.

“Disbursement” means, with respect to an Issuer, the amount disbursed by such Issuer on a Disbursement Date.

“Disbursement Date” is defined in Section 2.11(e).

“Disclosure Report” means either a notice given by Borrower under Section 6.4 or a certificate given by Borrower’s chief financial officer under Section 6.2(b).

“Disclosure Schedule” means Schedule 1 hereto.

“Distribution” means (a) any dividend or other distribution made by a Restricted Person on or in respect of the Capital Stock of such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any Capital Stock in such Restricted Person (including any such option or warrant).

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and Agent.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss, plus any net loss realized in connection with an asset sale (together with any related provisions for taxes by a Restricted Person), to the extent such losses were included in computing such Consolidated Net Income, plus (b) an amount equal to the provision for taxes based on income or profits of such Person and its Subsidiaries for such period (including state franchise taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (d) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were deducted in computing such Consolidated Net Income, plus (e) accretion expense for abandonment retirement obligations, plus (f) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period or to the extent it represents a restructuring change) of such Person and its Subsidiaries for such period to the extent that such other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, the Subsidiaries of the relevant Person shall be added to Consolidated Net Income of such Person only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that such Subsidiary or its stockholders.

“Eligible Transferee” means a Person which either (a) is an Issuer, a Lender or an Affiliate of Lender or an Approved Fund, or (b) is consented to as an Eligible Transferee by (i) Agent, (ii) with respect solely to transfers of Revolving Loans or Revolving Loan Commitments, each Issuer that has issued a Letter of Credit hereunder that remains outstanding, and (iii) so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee without the consent of Borrower if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

“Energy VI” means W&T Energy VI LLC, a Delaware limited liability company.

“Energy VII” means W&T Energy VII LLC, a Delaware limited liability company.

“Engineering Report” means the Initial Engineering Report and each subsequent engineering report delivered pursuant to Section 6.2(d).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, fines, demand letters, orders, directives, claims (including claims for contribution or claims involving liability in tort, strict, absolute or otherwise), Liens, notices of noncompliance or violation, or claims for legal fees or costs of investigations or proceedings, relating to any Environmental Law or arising from the actual or alleged presence or Release of any Hazardous Material, including without limitation, enforcement, mitigation, cleanup, removal, response, remedial or other actions or damages or contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law.

“Environmental Laws” means all applicable Laws relating to pollution or the regulation or protection of human health or safety (to the extent such health or safety relate to exposure to Hazardous Materials), natural resources or the environment (including ambient air, surface water, ground water, land, natural resources or wetlands), including those relating to any release of hazardous materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management, generation, recycling or handling of, or exposure to, Hazardous Materials. Without limitation, Environmental Laws include, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act and The Oil Pollution Act, each as amended and their state and local counterparts or equivalents.

“Equity Investment” means relative to any Person, any ownership or similar interest held by such Person in any other Person consisting of any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, limited partnership interests, membership interest in a limited liability company, or beneficial interests in a trust.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability (other than a “multiemployer plan” as that term is defined in Section 4001 of ERISA).

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

“Eurodollar Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Eurodollar Rate.

“Eurodollar Margin” means the Applicable Margin in effect at such time for Eurodollar Loans.

“Eurodollar Rate” means with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

Eurodollar Rate =	LIBOR Rate	+ Eurodollar Margin
100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

“Eurodollar Rate Payment Date” means, with respect to any Eurodollar Loan: (a) the day on which the related Interest Period ends, and (b) any day on which past due interest or past due principal is owed under the Notes with respect to such Eurodollar Loan and is unpaid. If the terms of any Loan Documents provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

“Evaluation Date” means the following dates:

(a) Each date which Required Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that Required Lenders shall not be entitled to request any such redetermination more than once during any Fiscal Year;

(b) April 15 and October 15 of each Fiscal Year, beginning October 15, 2011;

(c) The date of each sale of interests in oil and gas properties that would permit the Agent and the Lenders to redetermine the Borrowing Base pursuant to the terms of Section 7.5; and

(d) Each date which the Borrower, at its option, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last day of a current calendar month and that the Borrower shall not be entitled to request any such redetermination more than once during any Fiscal Year.

“Event of Default” has the meaning given it in Section 8.1.

“Excepted Liens” means: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of oil and gas properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any other Restricted Person or materially impair the value of such property subject thereto; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors and no such deposit account is intended by Borrower or any other Restricted Person to provide collateral to the depository institution; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property of the Borrower or any other Restricted Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held by the Borrower or any other Restricted

Person or materially impair the value of such property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and (h) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by a Restricted Person with respect to its oil and gas properties to the extent such burdens do not reduce such Restricted Person’s net interests in production in its oil and gas properties below the interests reflected in each Engineering Report or the interests warranted under this Agreement or the Security Documents and do not operate to deprive any Restricted Person of any material rights in respect of its assets or properties (except for rights customarily granted with respect to such interests).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Agent, any Lender, any Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) Taxes imposed on or measured by the recipient’s net income (however denominated), franchise Taxes imposed on the recipient, and branch profits Taxes imposed on the recipient, in each case, (i) by the United States of America (or any political subdivision thereof) or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) by any other jurisdiction as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, become a party to, perforrned its obligations under or received payments under, received or perfected a security interest under, or enforced, any Loan Document), (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.8), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability to comply with Section 3.6(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.6(a), (c) any United States backup withholding Tax and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the first recital.

“Existing Credit Documents” is defined in the third recital.

“Existing Lender” is defined in Section 10.19.

“Existing Notes” is defined in the third recital.

“Existing Security Documents” is defined in the second recital.

“Existing Senior Notes” means the Borrower’s 8.25% senior notes due 2014.

“Facility Amount” means $900,000,000.

“Facility Usage” means, at the time in question, the aggregate outstanding principal amount of all Loans of all Lenders plus all Letter of Credit Outstandings of all Issuers.

“Fairway Acquisition” means the acquisition of certain oil and gas properties from Shell Offshore, Inc. pursuant to that certain Amended and Restated Letter of Intent dated April 5, 2011 by and between the Borrower, as buyer, and Shell Offshore Inc., as seller on terms approved by the Agent in its sole and reasonable discretion.

“Fairway Acquisition Effective Date” is defined in Section 4.2.

“FATCA” means Sections 1471 through 1474 of the Code (and any amended or successor sections thereto) and any present or future regulations or official interpretations thereof.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in good faith.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Four Quarter Period” means as of the end of any Fiscal Quarter, the period of four consecutive Fiscal Quarters then ended.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

“Hazardous Materials” means (a) any petroleum or petroleum product (including crude oil or fraction thereof), explosive, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead and radon gas; (b) any chemical, material, gas substance waste which is defined as or included in the definition of “hazardous substance”, “hazardous waste”, “hazardous material”, “extremely hazardous substance”, “hazardous chemical”, “toxic substance”, “toxic chemical”, “contaminant” or “pollutant” or words of similar import under any Environmental Law; and (c) any other chemical, material, gas substance or waste, exposure to which, or the presence, use, generation, treatment, Release, transport or storage of which is prohibited, limited or regulated under any Environmental Law.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other hedging contract, derivative agreement or other similar agreement or arrangement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

“Increased Costs” is defined in Section 3.9.

“Indebtedness” of any Person means Liabilities in any of the following categories:

(a) Liabilities for borrowed money,

(b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

(c) Liabilities evidenced by a bond, debenture, note or similar instrument,

(d) Liabilities which (i) would under GAAP be shown on such Person’s balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

(e) Liabilities arising under Hedging Contracts,

(f) Capitalized Lease Obligations and Liabilities arising under operating leases and Liabilities arising with respect to sale and lease-back transactions,

(g) Liabilities arising under conditional sales or other title retention agreements,

(h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

(i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

(j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

(k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

(1) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the “Indebtedness” of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until (x) such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor or, (y) if such Person is contesting any such Liability in good faith by appropriate proceedings (promptly initiated and diligently conducted) and has set aside on its books adequate reserves therefor, such Liability is outstanding more than 180 days past the original invoice or billing date therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indentures” is defined in Section 7.1(h).

“Initial Availability Amount” means the amount provided for in Section 2.8.

“Initial Engineering Report” means, the engineering report of Netherland Sewell and Associates, Inc., dated January 1, 2011 concerning oil and gas properties of Borrower and its Subsidiaries reflecting reserves of Borrower as of January 1, 2011.

“Initial Financial Statements” means the audited annual financial statements of Borrower dated as of December 31, 2010.

“Insurance Schedule” means a schedule of the insurance of the Borrower and its Subsidiaries to be delivered on or near the Closing Date in form and substance satisfactory to the Agent, as such schedule may be amended or otherwise modified from time to time with the consent of the Agent.

“Interest Period” means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, 3 or 6 months, as specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

“Investment” means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Investment Percentage” means, as to any Person and any Restricted Person, the percentage of total Capital Stock of such Person owned by such Restricted Person.

“Issuance Request” means a request and certificate duly executed by the chief executive, accounting or financial authorized officer of the Borrower, substantially in the form of Exhibit G attached hereto (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower).

“Issuer” means each of BNP Paribas, Natixis and The Toronto-Dominion Bank, New York Branch (or one of its respective Affiliates) or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Agent (which shall, at the Borrower’s request, notify the Borrower from time to time of the identity of such other Lender); provided that no Issuer without its consent shall be required to have outstanding at any time Letters of Credit issued by such Issuer having a Stated Amount of more than $30,000,000 in the aggregate.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision or regulatory agency thereof or of any foreign country or any department, province or other political subdivision thereof, including without limitation Environmental Laws.

“Lender Parties” means the Agent, the Other Agents, the Issuers, the Lenders and Affiliates of Lenders who have entered into Hedging Contracts with the Borrower and their successors, transferees and assigns; and “Lender Party” means any of them.

“Lenders” means each signatory hereto (other than Borrower and Restricted Persons a party hereto), including TD (Texas) in its capacity as a lender hereunder rather than as Agent, and the successors of each such party as holder of a Note.

“Lending Office” means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

“Letter of Credit” is defined in Section 2.11(a).

“Letter of Credit Commitment” means, relative to any Lender, such Lender’s obligation to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.11.

“Letter of Credit Commitment Amount” means $90,000,000.

“Letter of Credit Fee” is defined in Section 2.5(c).

“Letter of Credit Outstandings” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“Leverage Ratio” means for any Person, as of the last day of any Fiscal Quarter, the ratio of

(a) Total Debt of such Person and its Consolidated Subsidiaries outstanding on the last day of such Fiscal Quarter to

(b) EBITDA for such Person and its Consolidated Subsidiaries computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

“LIBOR Rate” means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters LIBOR01 page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR Rate” shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). The LIBOR Rate determined by Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the LIBOR Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan and Agent shall promptly provide written notice thereof to Borrower.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Loan” means a Revolving Loan of any Type.

“Loan Documents” means this Agreement, the Notes, all Letters of Credit, the Security Documents, any Hedging Contract between Borrower or its Subsidiaries and any then current Lender or an Affiliate of any then current Lender, and all other agreements, amendments, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects, but inclusive of any fee letters between any Restricted Person and any Arranger or Agent).

“Majority Lenders” means Lenders whose Aggregate Percentage Shares exceed fifty percent (50%); provided that the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of the Majority Lenders.

“Material Adverse Change” means a material adverse change in, or material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of or benefits available to the Agent, any other agent, the Issuing Banks or the Lenders thereunder.

“Maturity Date” means, with respect to Revolving Loans, the Revolving Loan Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“Mortgaged Properties” means all property of any Restricted Person as to which a mortgage lien, deed of trust lien or similar lien has been granted by such Restricted Person in favor of the Agent and/or a trustee pursuant to a deed of trust, mortgage or other similar instrument in form and substance satisfactory to the Agent in order to secure the Obligations.

“Net Cash Proceeds” means, with respect to any sale or other disposition (including a Casualty Event), the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale or other disposition (including a Casualty Event) received by the Borrower or any of its Subsidiaries, net of all attorneys’ fees, accountants’ fees, investment banking fees and other customary expenses, fees and commissions actually incurred by the Borrower or any of its Subsidiaries and net of taxes paid as of the date of receipt of such Net Cash Proceeds as a result of such sale or disposition by the Borrower or any of its Subsidiaries.

“Non-Consenting Lender” is defined in Section 10.1(a).

“Non-Guarantor Subsidiary” means any Subsidiary of Borrower designated as such on the Disclosure Schedule as of the Closing Date of this Agreement or which Borrower has designated in writing to Agent to be a Non-Guarantor Subsidiary pursuant to Section 6.19.

“Non-Recourse Debt” means any Indebtedness, in each case in respect of which: (a) the holder or holders thereof (i) shall have recourse only to, and shall have the right to require the obligations of such Non-Guarantor Subsidiary to be performed, satisfied, and paid only out of, the property of such Non-Guarantor Subsidiary and/or one or more of its Subsidiaries (but only to the extent that such Subsidiaries are Non-Guarantor Subsidiaries) and/or any other Person (other than Borrower and/or any other Restricted Person) and (ii) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Borrower or any other Restricted Person or to any of the property of Borrower or any other Restricted Person, whether for principal, interest, fees, expenses or otherwise; and (b) the terms and conditions relating to the non-recourse nature of such Indebtedness are in form and substance reasonably acceptable to the Agent.

“Note” means a Revolving Loan Note.

“Obligations” means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents.

“Obligation” means any part of the Obligations.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“Other Agents” means BNP Paribas, as Syndication Agent, Natixis, the Bank of Nova Scotia and Bank of Scotland and as Co-Documentation Agents, and TD Securities (USA) LLC and BNP Paribas Securities Corp., as Co-Lead Arrangers and Co-Bookrunners, and their successors and assigns in such capacities.

“Other Taxes” means any and all present or future stamp, court or documentary Taxes and any other excise, intangible, recording, filing, property or similar Taxes, charges or levies arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

“Participant Register” shall have the meaning assigned to such term in Section 10.6(a).

“Patriot Act” is defined in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage Share” means, as the context may require, any Aggregate Percentage Share or Revolving Loan Percentage Share, as the case may be.

“Permitted Lien” has the meaning given to such term in Section 7.2.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

“Platform” is defined in Section 10.18(b).

“Prime Rate” means the rate of interest adopted by Agent as the reference rate for the determination of interest rates for loans of varying maturities in dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank, New York Branch as its “base rate” or “prime rate”.

“Projected Oil Production” means the projected production of oil (measured by volume unit, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing oil reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Agent.

“Projected Gas Production” means the projected production of gas (measured by BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person for thirty (30) days or more which are located in or offshore of the United States and which have attributable to them proved developed producing gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d) of this Agreement, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of Section 6.2(d) of this Agreement and otherwise are satisfactory to Agent.

“Proposed Change” is defined in Section 10.1 (a).

“Public Lender” is defined in Section 10.18(b).

“Rating Agency” means either S&P or Moody’s.

“Reference Eurodollar Rate” means, as of any day, a rate of interest per annum equal to the Eurodollar Rate (for a one-month Interest Period) on such day or, if such day is not a Business Day, the immediately preceding Business Day.

“Register” is defined in Section 2.14.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect.

“Reimbursement Obligations” is defined in Section 2.11(f).

“Release” means the release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, leakage, seepage, dumping, pumping, pouring, escaping, emptying or placement.

“Required Lenders” means Lenders whose Aggregate Percentage Shares exceed sixty-six and two-thirds percent (66-2/3%); provided that, with respect to any increase in the Borrowing Base or with respect to any determination or redetermination of the Borrowing Base that would result in a new Borrowing Base that is greater than the Borrowing Base then in effect prior to such determination or redetermination, “Required Lenders” shall mean Lenders whose Aggregate Percentage Shares equal one hundred percent (100%); and provided further that, the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Reserve Percentage” means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to “Eurocurrency liabilities”, as such term is defined in Regulation D, of $ 1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

“Restricted Person” means any of Borrower and each Subsidiary of Borrower.

“Revolving Loan” is defined in Section 2.1(c).

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1(c), as such Revolving Loan Commitment may be reduced, adjusted or terminated from time to time in accordance with the terms of this Agreement. The initial amount of each Lender’s Revolving Loan Commitment is set forth on Schedule 3 or in the Schedule following any Assignment and Acceptance to which such Lender is a party. The initial aggregate amount of the Revolving Loan Commitments of the Lenders is $900,000,000.

“Revolving Loan Commitment Termination Date” means the earliest to occur of (a) the Revolving Loan Maturity Date, and (b) the date on which any Commitment Termination Event occurs.

“Revolving Loan Lender” is defined in Section 2.1(c).

“Revolving Loan Maturity Date” means May 5, 2015; provided however, that should any of the Existing Senior Notes remain outstanding on January 15, 2014, then the Revolving Loan Maturity Date shall mean March 15, 2014.

“Revolving Loan Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Revolving Loan Percentage Share” means, at any time and with respect to any Revolving Loan Lender, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender, by (b) the aggregate Revolving Loan Commitments of all Revolving Loan Lenders. If the Revolving Loan Commitments have terminated or expired, the Revolving Loan Percentage Shares shall be determined using the Revolving Loan Commitments most recently set forth in the Register, giving effect to any assignments made in accordance with Section 10.6 or any increases or decreases in Revolving Loan Commitments made in accordance with this Agreement.

“S&P” means Standard & Poor’s Ratings Group (a division of McGraw-Hill, Inc.) and any successor thereto that is a nationally-recognized rating agency.

“SEC” means the Securities and Exchange Commission.

“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person’s other duties and obligations under the Loan Documents.

“Security Schedule” means Schedule 2 hereto, as such Schedule 2 may be amended or otherwise modified with the consent of the Agent.

“Stated Amount” of each Letter of Credit means the face amount of such Letter of Credit or the “Stated Amount” of such Letter of Credit (as defined therein), in each case, as such amount is in effect on the issuance date thereof.

“Stated Expiry Date” is defined in Section 2.11 (a).

“Subject Sale” is defined in Section 7.5.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings, assessments, fees or other charges imposed by any governmental authority, including any interest, penalties or additions to tax applicable thereto.

“TD (Texas)” means Toronto Dominion (Texas) LLC, and its successors and assigns.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of a reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001 (a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) the withdrawal or partial withdrawal by any ERISA Affiliate from a “multiemployer plan” as that term is defined in Section 4001 of ERISA, or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Total Debt” means the aggregate Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis.

“Tribunal” means, in the case of all parties hereto, any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing, and, solely in the case of Lender Parties, any foreign governmental and supervisory authorities and central banks, whether now or hereafter constituted and/or existing.

“Type” means, with respect to any Loans, the characterization of such Loans as either ABR Loans or Eurodollar Loans.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person normally entitling the holders thereof to vote under ordinary circumstances in the election of members of the Board of Directors or other governing body of such Person.

“Wholly-owned Subsidiary” means any Subsidiary of Borrower, one hundred percent (100%) of the Voting Stock of which is directly or indirectly (through one or more intermediaries) owned by Borrower.

Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided in the relevant defined term or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document in accordance with the Loan Documents, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “this instrument”, “herein”, “hereof, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. All references to any Person shall be construed to include such Person’s successors and assigns, provided such successors and assigns are permitted by the Loan Documents.

Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under any of Sections 2.11, 3.2, 3.3, 3.4, 3.5 or 3.6 or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

ARTICLE II - The Loans

Section 2.1. Commitments to Make Loans: Restrictions on Commitments or Issuance or Participation in Letters of Credit.

(a) [Reserved].

(b) [Reserved],

(c) Revolving Loans. Subject to the terms and conditions hereof, each Lender that has a Revolving Loan Commitment (herein referred to as a “Revolving Loan Lender”) severally agrees to make revolving loans to Borrower (herein called such Revolving Loan Lender’s “Revolving Loans”) upon Borrower’s request from time to time during the Commitment Period, provided that subject to Sections 3.3, 3.4 and 3.6, all Revolving Loan Lenders are requested to make Revolving Loans of the same Type (or participate in Letters of Credit) in accordance with their respective Revolving Loan Percentage Shares and as part of the same Borrowing. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Revolving Loans hereunder.

(d) Restrictions on Credit Extensions. No Lender shall be permitted or required to

(i) make any Loan if, after giving effect thereto (A) the Facility Usage would exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested Loans are to be made, (2) the Aggregate Commitments or (3) the Facility Amount; and (B) the sum of the aggregate outstanding principal amount of all Loans of such Lender together with such Lender’s Revolving Loan Percentage Share of the aggregate Letter of Credit Outstandings would exceed such Lender’s Aggregate Percentage Share of the lowest of (1) the Borrowing Base then outstanding, (2) the Aggregate Commitments or (3) the Facility Amount; or

(ii) [Reserved];

(iii) [Reserved];

(iv) make any Revolving Loan if, after giving effect thereto (A) the Revolving Loan by such Lender would exceed such Lender’s Revolving Loan Percentage Share of the aggregate amount of Revolving Loans then requested from all Lenders; and (B) the sum of the aggregate outstanding principal amount of all Revolving Loans of such Lender together with such Lender’s Revolving Loan Percentage Share of the aggregate Letter of Credit Outstandings would exceed such Lender’s Revolving Loan Percentage Share of the aggregate Revolving Loan Commitments of all Revolving Loan Lenders; or

(v) issue (in the case of an Issuer) or participate in (in the case of a Lender) any Letter of Credit if, after giving effect thereto (A) the Facility Usage would exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested Letter of Credit is to be issued, (2) the Aggregate Commitments or (3) the Facility Amount; (B) such Lender’s Revolving Loan Percentage Share of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender’s Aggregate Percentage Share of the lowest of (1) the Borrowing Base then outstanding, (2) the Aggregate Commitments or (3) the Facility Amount; (C) such Lender’s Revolving Loan Percentage Share of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of such Lender would exceed such Lender’s Revolving Loan Percentage Share of the aggregate Revolving Loan Commitments of all Lenders; or (D) all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount.

(e) Minimum Borrowing Amounts. The aggregate amount of all Loans in any Borrowing of ABR Loans must be greater than or equal to $1,000,000 (any higher, in multiples of $1,000,000) or must equal the remaining availability under the Borrowing Base. The aggregate amount of all Loans in any Borrowing of Eurodollar Loans must be greater than or equal to $1,000,000 (any higher, in multiples of $1,000,000) or must equal the remaining availability under the Borrowing Base. Borrower may have no more than ten (10) Borrowings of Eurodollar Loans outstanding at any time.

Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a “Borrowing Notice” hereunder and must:

(a) specify (i) the aggregate amount of any such Borrowing of new ABR Loans and the Business Day on which such ABR Loans are to be advanced, (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the Business Day on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, and (iii) with respect to the Borrowing Notice delivered on or before the Closing Date, which Loans are to be advanced as Revolving Loans; and

(b) be received by Agent not later than 12:00 noon, New York City time, on (i) the Business Day on which any such ABR Loans are to be made, or (ii) the third Business Day preceding the Business Day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the “Borrowing Notice” attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent’s office in New York, New York, the amount of such Lender’s new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender’s new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert ABR Loans to Eurodollar Loans, to convert Eurodollar Loans to ABR Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a “Continuation/Conversion Notice” hereunder and must:

(a) specify the existing Loans which are to be continued or converted;

(b) specify (i) the aggregate amount of any Borrowing of ABR Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

(c) be received by Agent not later than 12:00 noon, New York City time, on (i) the day on which any such continuation or conversion to ABR Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the “Continuation/Conversion Notice” attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into ABR Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

Section 2.4. Use of Proceeds. Borrower shall use all Loans to finance capital expenditures, and provide working capital for its operations and for other general business purposes, including the acquisition of oil and gas properties and related assets. In no event shall the funds from any Loan be used directly or indirectly by any Person (a) for personal, family, household or agricultural purposes or (b) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” or any “margin securities” (as such terms are defined respectively in Regulation T, U and X promulgated by the Board of Governors) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities or (c) for the acquisition of any Person unless such acquisition has been approved by the board of directors, management committee or partners, as the case may be of such Person. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

Section 2.5. Fees.

(a) Commitment Fees. In consideration of each Revolving Loan Lender’s commitment to make Revolving Loans, Borrower will pay to Agent for the account of each Revolving Loan Lender (excluding any Defaulting Lenders) a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Revolving Loan Lender’s Revolving Loan Percentage Share of the unused portion of the Borrowing Base that is available for Revolving Loans on each day during the Commitment Period. This commitment fee will be due and payable in arrears on each ABR Payment Date and at the end of the Commitment Period.

(b) Other Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent and TD Securities (USA) LLC as described in a letter agreement dated as of April 6, 2011 between Agent, TD Securities (USA) LLC and Borrower.

(c) Letter of Credit Stated Amount Fee. The Borrower agrees to pay to the Agent, for the account of each Lender (excluding any Defaulting Lenders), a participation fee with respect to its participations in Letters of Credit, for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, at a rate per annum equal to Eurodollar Margin on the Stated Amount (as such Stated Amount may be adjusted, from time to time, as a result of drawings thereunder) of such Letter of Credit, based on a year comprised of three-hundred and sixty (360) days (such participation fee, “Letter of Credit Fee”). A prorated portion of such fee shall be payable by the Borrower in arrears on each ABR Payment Date, and at the end of the Commitment Period for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

(d) Letter of Credit Issuance Fee. The Borrower agrees to pay to each Issuer for its own account an issuance fee for each Letter of Credit issued by such Issuer equal to the greater of (i) $500 or (ii) 0.25% of the Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower quarterly in arrears. The Borrower also agrees to pay such Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, which fees shall be payable to such Issuer within ten (10) days after demand.

(e) Initial Upfront Fee. The Borrower will pay to the Administrative Agent, for the account of the Lenders (including TD (Texas), (a) an upfront fee on each Lender’s Commitment level as limited by the Borrowing Base then in effect on the Closing Date and, (b) upon closing of the Fairway Acquisition, an incremental upfront fee will be paid in respect of each Lender’s increase in Commitment level resulting from the increase in Borrowing Base above the Initial Availability Amount resulting from such closing. The upfront fee tier will be based on each Lender’s Commitment to the Borrowing Base as shown in the chart below:

Commitment Level	Upfront Fee
$75,000,000	100 bps
$50,000,000	75 bps
$35,000,000	50 bps

(f) Additional Upfront Fees. In the event that, as a result of a redetermination of the Borrowing Base, the Borrowing Base is increased to an amount that is higher than $575,000,000 (the “Base Amount”; and such higher amount herein the “Designated Amount”), the Borrower agrees to pay to the Agent, for the account of each Revolving Loan Lender (excluding any Defaulting Lenders), an upfront fee in an amount to be agreed upon between the Borrower and the Agent, according to such Revolving Loan Lender’s Revolving Loan Percentage Share of the difference between the Designated Amount and the Base Amount; provided, however, that solely for purposes of calculating the upfront fee pursuant to this clause (e), upon payment of such upfront fee and for purposes of future upfront fees pursuant to this clause (e), the Base Amount shall be increased to be equal to the last Designated Amount for which an upfront fee has been paid hereunder.

Section 2.6. Optional Prepayments. Borrower may, upon one Business Day’s notice in the case of ABR Loans, or three Business Days’ notice in the case of Eurodollar Loans, to Agent for the account of each Lender, from time to time and without premium or penalty prepay the Revolving Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on such prepaid Loans equals $1,000,000 or any higher integral multiple of $1,000,000, so long as Borrower pays all breakage costs associated with the prepayment of any Eurodollar Loan as provided in Section 3.5, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $1,000,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders’ legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal of a Eurodollar Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.7. Mandatory Prepayments.

(a) If at any time the Facility Usage exceeds the Aggregate Commitments (whether due to a reduction or termination in any Commitments in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in an amount at least equal to such excess in accordance with clause (g) below.

(b) If at any time the Facility Usage is less than the Aggregate Commitments but in excess of the Borrowing Base (such excess being herein called a “Borrowing Base Deficiency”), Borrower shall, within five Business Days after Agent gives notice of such fact to Borrower, either:

(i) prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in accordance with clause (g) below in an aggregate amount at least equal to such Borrowing Base Deficiency; or

(ii) give notice to Agent electing to prepay the principal of the Loans (and/or provide cash collateral) in accordance with clause (g) below in up to three monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-third of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated; or

(iii) give notice to Agent that Borrower desires to provide Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Required Lenders, to the extent needed to allow Required Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after Agent specifies such collateral to Borrower. If, prior to any such specification by Agent, Required Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (b);

provided, however, that if a Borrowing Base Deficiency is existing as a result of any Subject Sale or other sale, and the corresponding reduction of the Borrowing Base (including the Initial Availability Amount), pursuant to Section 7.5, the Borrower shall instead immediately prepay the Loans (and/or provide cash collateral for Letters of Credit) in accordance with Section 7.5 from the proceeds of such Subject Sale or sale, as appropriate, to the extent of the Borrowing Base Deficiency that resulted from such sale and reduction.

(c) [Reserved].

(d) [Reserved].

(e) Upon the occurrence of a Borrowing Base Deficiency resulting from a Casualty Event pursuant to Section 2.9 (subject to the Borrower’s and the applicable Subsidiaries’ rights contained in the second paragraph of Section 2.9), the Borrower will forthwith utilize the Net Cash Proceeds of such Casualty Event to prepay the principal of the Loans (and/or provide cash collateral for Letters of Credit) in an amount sufficient to cure such Deficiency in accordance with clause (g) below.

(f) The Borrower will prepay the Loans (and/or provide cash collateral) to the extent otherwise required by the other provisions of this Agreement.

(g) In the event that the Borrower is required to prepay the Loans (and/or provide cash collateral) pursuant to clause (a), (b) or (e) above, the Borrower shall prepay the Loans (and/or provide cash collateral) in the following order of priority: (i) first, to the prepayment of Revolving Loans that are ABR Loans and then to the prepayment of Revolving Loans that are Eurodollar Loans, and (ii) second, to provide cash collateral to the applicable Issuer in the applicable amount in respect of any outstanding Letters of Credit in accordance with the general provisions of Section 2.1 l(g);

(h) Each prepayment of principal of a Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.8. Initial Availability Amount. The parties hereto agree that the “Initial Availability Amount” for purposes of the definition of “Borrowing Base” shall be an amount equal to $525,000,000; provided, however, that on the Fairway Acquisition Effective Date, the Borrowing Base will automatically increase to $575,000,000 provided that each of the conditions precedent set forth in Section 4.2 are met on or before 90 days after the Closing Date.

Section 2.9. Determinations of Borrowing Base.

By each Evaluation Date (or in the case of an Evaluation Date pursuant to clause (a) of the definition of “Evaluation Date”, within thirty days after such Evaluation Date), Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons’ businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2 which is then due, if any; provided that in the case of any “Evaluation Date” pursuant to clause (a) of the definition thereof, Borrower shall deliver to Agent an Engineering Report of the type described in Section 6.2(e) within thirty days after such Evaluation Date. Within thirty days after receiving such information, reports and data, Required Lenders shall agree upon an amount for the Borrowing Base, and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a “Determination Date”) and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined in accordance with the provisions of this Agreement. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Revolving Loan Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base as described above. Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties included in the Collateral at the time in question and based upon such other credit factors

(including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Required Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Commitments or otherwise, and that Revolving Loan Lenders’ commitments to extend credit hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2. Should the last day for Required Lenders to redetermine the Borrowing Base in connection with a particular Evaluation Date be a day other than a Business Day, the period for such redetermination shall be extended to the next succeeding Business Day.

In the event that a Casualty Event has occurred with respect to any properties or assets of any Restricted Person, to the extent that the Net Cash Proceeds received by the Borrower or any of its Subsidiaries with respect to such Casualty Event (together with all other Net Cash Proceeds received during such calendar year) exceeds 5% of the Borrowing Base then in effect and have not been applied or budgeted to be applied by the Borrower or any such Subsidiary to repair, restore or replace the property or asset affected by such Casualty Event within 180 days after the occurrence thereof, which actions the Borrower or such Subsidiary shall hereby be permitted to take, the Agent, at the request of the Required Lenders, shall have the right to reduce the Borrowing Base, in its reasonable discretion based on its review of such Casualty Event, by the value of the property or asset so affected by such Casualty Event as set forth in the most recent Engineering Report; provided that, if an Event of Default has occurred and is continuing, (i) such repair, restoration or replacement may occur only with the written consent of the Agent, (ii) the Agent may, at the request of the Required Lenders, reduce the Borrowing Base in the manner set forth above without regard to the 180 day period referenced above and (iii) such Net Cash Proceeds shall be applied in accordance with Section 2.7 to the extent required thereby. The Agent shall provide notice to the Borrower and the Lenders of the reduction in the Borrowing Base, which reduction shall be effective as of the date of such notice.

Section 2.10. Maturity Date. Borrower shall repay in full in cash the unpaid principal amount of all Revolving Loans on the Revolving Loan Maturity Date, or such earlier date as may be required in accordance with the terms hereof.

Section 2.11. Letters of Credit. From time to time on any Business Day prior to the end of the Commitment Period, each Issuer will issue, and each Revolving Loan Lender will participate in, to the extent of each Revolving Loan Lender’s Revolving Loan Percentage Share, the Letters of Credit, in accordance with the following terms:

(a) Issuance Requests. By delivering to the Agent and the applicable Issuer an Issuance Request on or before 11:00 a.m., Central time, the Borrower may request, from time to time during the Commitment Period and on not less than three (3) nor more than ten (10) Business Days’ notice, that such Issuer issue an irrevocable standby letter of credit in such form as may be mutually agreed to by the Borrower and such Issuer (each a “Letter of Credit”), in support of financial obligations of the Borrower incurred in the Borrower’s ordinary course of business and which are described in such Issuance

Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Revolving Loan Lenders thereof. Each Letter of Credit shall by its terms: (i) be issued in a Stated Amount which (A) together with all Letter of Credit Outstandings and all outstanding Revolving Loans does not exceed (or would not exceed) the lesser of (1) the then current Borrowing Base or (2) the aggregate Revolving Loan Commitments of all Revolving Loan Lenders or (B) together with all Letter of Credit Outstandings would not exceed the Letter of Credit Commitment Amount; (ii) be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier of (A) one year from its date of issuance and (B) the end of the Commitment Period. So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Agent of an Issuance Request at least three (3) but not more than ten (10) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer to, at such Issuer’s option, extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (x) one year from its date of extension or (y) the end of the Commitment Period.

No Issuer is under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any government agency or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing such Letter of Credit, or any requirement of applicable Law or any request or directive (whether or not having the force of law) from any government agency with jurisdiction over such Issuer shall prohibit, or request that the Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuer in good faith deems material to it; (ii) one or more of the applicable conditions contained in Article IV is not then satisfied; (iii) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuer, or the issuance of a Letter of Credit shall violate any applicable policies of such Issuer; (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or (vi) such Letter of Credit is in a face amount denominated in a currency other than Dollars. The Uniform Customs and Practice for Documentary Credits most recently published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letter of Credit) apply to all Letters of Credit.

(b) Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article IV), the applicable Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Revolving Loan Lenders and the Borrower with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

(c) Existing Letter of Credit. The parties acknowledge and agree that each letter of credit issued by The Toronto Dominion Bank, New York Branch under the Existing Credit Agreement identified on Item 2.11(c) of the Disclosure Schedule shall be deemed to be a Letter of Credit issued hereunder by The Toronto Dominion Bank, as an Issuer hereunder, having the same face amount, maturity date and general terms.

(d) Other Revolving Loan Lenders’ Participation. Each Letter of Credit issued pursuant to Section 2.11(b) shall, effective upon its issuance and without further action, be issued on behalf of all Revolving Loan Lenders (including the Issuer thereof) pro rata according to their respective Revolving Loan Percentage Shares. Each Revolving Loan Lender shall, to the extent of its Percentage Share, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.11(e), or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such Issuer for any reason, and each Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage Share, be entitled to receive from the Agent a ratable portion of the Letter of Credit Fee received by the Agent pursuant to Section 2.5(c), with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse any Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 2.11(e) and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Revolving Loan Lender of the unreimbursed amount of such drawing and of such Revolving Loan Lender’s respective participation therein. Each Revolving Loan Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 11:00 a.m., Central time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Revolving Loan Lender fails to make available to such Issuer the amount of such Revolving Loan Lender’s participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest at the daily average Federal Funds Rate for three (3) Business Days (together with such other compensatory amounts as may be required to be paid by such Revolving Loan Lender to the Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the interest rate applicable to ABR Loans plus two percent (2%). Nothing in this Section shall be deemed to prejudice the right of any Revolving Loan Lender to recover from any Issuer any amounts made available by such Revolving Loan Lender to such Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Revolving Loan Lender constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Revolving Loan Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such other Revolving Loan Lender’s Percentage Share of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

(e) Disbursements. Each Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Central time, on the Disbursement Date (or 11:00 a.m., Central time, on the Business Day following the Disbursement Date if the Borrower shall have received such notice after 10:00 a.m. on the Disbursement Date), the Borrower will reimburse the applicable Issuer for all amounts which it has disbursed under or in respect of such Letter of Credit. In the event the applicable Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, the Revolving Loan Lenders shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Revolving Loans which are ABR Loans as provided in Section 2.1 (the Borrower being deemed to have given a timely Borrowing Notice therefor for such amount); provided, however, for the purpose of determining the availability of the Revolving Loan Commitments to make Revolving Loans immediately prior to giving effect to the application of the proceeds of such Revolving Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time. To the extent the applicable Issuer is not reimbursed in full in accordance with the preceding sentences, the Borrower’s Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the interest rate applicable to ABR Loans, plus a margin of two percent (2%) per annum, payable on demand.

(f) Reimbursement. The Borrower’s obligation (a “Reimbursement Obligation”) under Section 2.11(e) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and each Revolving Loan Lender’s obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Revolving Loan Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer’s good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower or any Revolving Loan Lender to commence any proceeding against the applicable Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

(g) Deemed Disbursements. Upon either (i) the occurrence and during the continuation of an Event of Default pursuant to Section 8.1(j) or the occurrence of the end of the Commitment Period or (ii) the declaration by the Agent of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the commitments (if not theretofore terminated) to be terminated as provided in Section 8.1, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such Issuer to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse such Issuer the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so received by such Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower’s obligations in connection with the Letters of Credit issued by such Issuer. All amounts on deposit pursuant to this Section 2.11(g) shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower’s written request, be invested in high grade short term liquid investments as such Issuer may choose in its sole discretion reasonably exercised, which interest shall be held by the applicable Issuer as additional collateral security for the repayment of the Borrower’s Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such investments shall be charged against the principal amount invested. No Lender Party shall be liable for any loss resulting from any investment made by such Issuer at the Borrower’s request. Such Issuer is not obligated hereby, or by any other Loan Document, to make or maintain any investment, except upon written request by the Borrower. At any time when such Letters of Credit shall terminate and all Obligations to each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Borrower the excess, if any, of (A) the aggregate amount held by such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over (B) the aggregate amount of all Reimbursement Obligations to such Issuer pursuant to this Section, as so adjusted. At such time when all Events of Default shall have been cured or waived, if the end of the Commitment Period shall not have occurred for any reason, each Issuer shall return to the Borrower all amounts then on deposit with such Issuer pursuant to this Section. Borrower hereby assigns and grants to such Issuer a continuing security interest in all such collateral security paid by it to such Issuer, all investments purchased with such collateral security, and all proceeds thereof to secure its Obligations under this Agreement, the Notes, and the other Loan Documents, and Borrower agrees that collateral security and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that such Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

(h) Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise; (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof; (vi) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit; (vii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer (if other than a Lender or its Affiliates) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit or any unrelated transaction; (viii) any payment by an Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor. None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower.

(i) Increased Costs; Indemnity. If by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or (ii) compliance by any Issuer or any Revolving Loan Lender with any direction, or requirement of any governmental or monetary authority, including, without limitation, Regulation D: (1) any Issuer or any Revolving Loan Lender

shall be subject to any tax (other than Indemnified Taxes, Other Taxes and Excluded Taxes), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.11, whether directly or by such being imposed on or suffered by such Issuer or such Revolving Loan Lender; (2) any reserve, deposit or similar requirement is or shall be applicable, increased, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Revolving Loan Lender; or (3) there shall be imposed on any Issuer or any Revolving Loan Lender any other condition regarding this Section 2.11, any Letter of Credit or any participation therein, and the result of the foregoing is directly to increase the cost to such Issuer or such Revolving Loan Lender of issuing or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Revolving Loan Lender, then and in any such case such Issuer or such Revolving Loan Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Agent and the Borrower thereof, and the Borrower shall pay within ten (10) days of demand such amounts as such Issuer or Revolving Loan Lender may in good faith specify to be necessary to compensate such Issuer or Revolving Loan Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Alternate Base Rate per annum. The determination by such Issuer or Revolving Loan Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall be rebuttable presumptive evidence of such amounts.

In addition to amounts payable as elsewhere provided in this Section 2.11, the Borrower hereby indemnifies, exonerates and holds each Issuer, the Agent and each other Lender Party harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether such Issuer, the Agent or such Lender Party is a party to the action for which indemnification is sought), including reasonable attorneys’ fees and disbursements, which such Issuer, the Agent or such Lender Party may incur or be subject to as a consequence, direct or indirect, of the issuance of the Letters of Credit, other than, as to each such indemnified party, as a result of the gross negligence or willful misconduct of such indemnified party, as the case may be, as determined by a court of competent jurisdiction, or the failure of such Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

(j) Notwithstanding anything herein to the contrary, no Issuer shall be obligated to issue, renew or extend a Letter of Credit if such Issuer has a good faith belief that any Lender is at such time a Defaulting Lender hereunder, unless such Issuer has entered into arrangements reasonably satisfactory to such Issuer with the Borrower or such Defaulting Lender to eliminate such Issuer’s risk with respect to such Defaulting Lender. If any Letter of Credit Outstandings exist at the time a Lender is an Defaulting Lender, the Borrower shall within one Business Day following notice by the Agent cash collateralize such Defaulting Lender’s portion of such Letter of Credit Outstandings in a manner reasonably satisfactory to such Issuer for so long as such Lender is an Defaulting Lender and such Letter of Credit Outstandings exist.

Section 2.12. Interest. So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans and all other past due Obligations shall bear interest on each day outstanding at the Default Rate in effect on such day until repaid, and such interest shall be due and payable daily as it accrues.

Section 2.13. Register; Notes. The Register shall be maintained on the following terms.

(a) The Borrower hereby designates the Agent to serve as the Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Agent will record each Lender’s Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Agent shall retain a copy of each Assignment and Acceptance delivered to the Agent pursuant to Section 10.6. Failure to make any recordation, or any error in such recordation, shall not affect any Restricted Person’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person in whose name a Loan is registered as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Agent of a Assignment and Acceptance that has been executed by the requisite parties pursuant to Section 10.6. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Agent as provided in this Section.

(b) [Reserved].

(c) [Reserved].

(d) The Borrower agrees that, upon the request of any Revolving Loan Lender, the Borrower will execute and deliver to such Lender a Revolving Loan Note evidencing the Revolving Loans made by, and payable to, such Revolving Loan Lender in a maximum principal amount equal to such Revolving Loan Lender’s Revolving Loan Percentage Share of the original aggregate Revolving Loan Commitments. The Borrower hereby irrevocably authorizes each Revolving Loan Lender to make (or cause to be made) appropriate notations on the grid attached to such Revolving Loan Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Revolving Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Agent in the Register, be conclusive and binding on each Restricted Person absent manifest error; provided that, the failure of any Revolving Loan Lender to make any such notations shall not limit or otherwise affect any Obligations of any Restricted Person.

(e) Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and ABR Loans bearing interest at the Alternate Base Rate (subject to the applicability of the Default Rate as provided for herein or in the Notes and limited by the provisions of Section 10.9).

Section 2.14. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.5(a);

(b) the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c) if any Letter of Credit Outstandings exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Letter of Credit Outstandings of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentage Shares but only to the extent the sum of all non-Defaulting Lenders’ Facility Usage plus such Defaulting Lender’s Letter of Credit Outstandings does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of any Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.11(g) for so long as such Letter of Credit Outstandings are outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Outstandings pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.5(c) with respect to such Defaulting Lender’s Letter of Credit Outstandings during the period such Defaulting Lender’s Letter of Credit Outstandings is cash collateralized;

(iv) if the Letter of Credit Outstandings of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.5(a) and Section 2.5(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Percentage Shares; and

(v) if all or any portion of such Defaulting Lender’s Letter of Credit Outstandings are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.5(c) with respect to such Defaulting Lender’s Letter of Credit Outstandings shall be payable to such Issuing Bank until and to the extent that such Letter of Credit Outstandings is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Outstandings will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.14(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.14(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrower and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.15. Reduction of Aggregate Commitments.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Commitments or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitments; provided that (i) any such reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders, (ii) each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $1,000,000 and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.6, the Facility Usage shall not exceed the lowest of (1) the Borrowing Base in effect as of the date on which the requested reduction is to be made, (2) the Aggregate Commitments or (3) the Facility Amount.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under Section 2.15(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.15(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with each Lender’s Revolving Loan Percentage Shares.

ARTICLE III - Payments to Lenders

Section 3.1. General Procedures. Unless otherwise expressly provided in a Loan Document, Borrower will make each payment which it owes under the Loan Documents to Agent at its New York office (in accordance with the then effective wire instructions provided by Agent to Borrower) for the account of the Lender Party to whom such payment is owed. Each such payment must be received by Agent not later than 12:00 noon, New York City time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction (except for any deduction for Taxes as described in Section 3.6(a)) or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent’s New York office or as otherwise directed by Agent. Agent shall promptly remit in same day funds to each Lender Party its share, if any, of such payments received by Agent for the account of such Lender Party. Agent may, and upon direction of the Required Lenders shall, apply all amounts received pursuant to any exercise of remedies under the Loan Documents (including from proceeds of collateral securing the Obligations) or under applicable law upon receipt thereof to the Obligations as follows:

(a) first, for the payment of all fees and expenses of Agent and its counsel which are then due;

(b) then for the payment of all other Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4, second to the payment of all interest on the Loans then due on a pro rata basis, third to the payment of all principal on the Loans and Reimbursement Obligations or cash collateralization in respect of Letters of Credit and all reasonably calculated net credit exposure of any Lender Party under a Hedging Contract with any Restricted Person then due, on a pro rata basis, and fourth to the payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

(c) then for the prepayment of principal on any remaining Loans, if any, together with accrued and unpaid interest on the principal so prepaid;

(d) then for the prepayment of any other Obligations, if any; and

(e) last, to the Borrower or any other Person as directed by a court of competent jurisdiction.

All payments applied to principal or interest on any Loan shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection (or subclause thereof) in proportion to all amounts owed to all Lender Parties which are described in such subsection (or subclause thereof).

Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party (or any assignee of such Lender Party) or any corporation controlling any Lender Party (or its assignee), then, upon demand by such Lender Party, Borrower will pay to Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall reasonably determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party’s Loans or commitments under this Agreement.

Section 3.3. Increased Cost of Eurodollar Loans. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law) (“Change in Law”):

(a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than Indemnified Taxes, Other Taxes and Excluded Taxes); or

(b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

(c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event, whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days’ notice, to convert all (but not less than all) of any such Eurodollar Loans into ABR Loans; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by any Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans (or to participate in, issue or maintain any Letter of Credit), or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., “eurodollars”), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan (or to participate in, issue or maintain any Letter of Credit) are not available to it, or (c) any Lender Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining Loans (or of participating in, issuing or maintaining any Letter of Credit) based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower’s right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans (or participations in, issuances of or maintenance of any Letter of Credit) of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice (or Issuance Request) and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, ABR Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.5. Funding, Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into an ABR Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

Section 3.6. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes except as required by applicable law. If any applicable law requires the deduction or withholding of any Taxes from such payments, then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section 3.6(a)), the Agent, Lender or Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all deductions required by applicable law and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c) The Borrower shall indemnify the Agent, each Lender and each Issuer within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuer, or by the Agent on its own behalf or on behalf of a Lender or the Issuer, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed originals of IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that (i) such Foreign is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (ii) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender and (y) executed originals of IRS Form W-8BEN; and

(D) executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(E) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f) If the Agent, a Lender or an Issuer determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.6, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.6 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or such Issuer and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that the Borrower, upon the request of the Agent, such Lender, or such Issuer agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Agent, such Lender or such Issuer in the event the Agent or such Lender is required to repay such refund to such governmental authority.

Section 3.7. Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Lending Office, provided that such designation is made on such terms that such Lender Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6.

Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, or if any Lender Party becomes a Non-Consenting Lender pursuant to Section 10.1 or a Defaulting Lender, then within ninety days thereafter and provided no Event of Default then exists, Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party, Non-Consenting Lender or Defaulting Lender by requiring such Lender Party, Non-Consenting Lender or Defaulting Lender to assign its Loans, Notes and its Commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Lender Party, Non-Consenting Lender or Defaulting Lender being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party, Non-Consenting Lender or Defaulting Lender concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Loans, Notes and Commitments being assigned by paying to such Lender Party, Non-Consenting Lender or Defaulting Lender a price equal to the principal amount thereof plus applicable reimbursement obligations in respect of Letters of Credit, if any, plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party, Non-Consenting Lender or Defaulting Lender and the replacement Eligible Transferee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation. In connection with any such replacement of a Lender Party, Non-Consenting Lender or Defaulting Lender, Borrower shall pay all outstanding and unpaid costs and expenses due to such Lender Party, Non-Consenting Lender or Defaulting Lender hereunder (including costs and expenses that would have been due to such Lender Party pursuant to Section 3.5 if such Lender Party’s, Non-Consenting Lender’s or Defaulting Lender’s Loans had been prepaid) at the time of such replacement.

Section 3.9. Participants. If a Lender has assigned a participation in its Loans or commitment hereunder to another Person in accordance with Section 10.6, any amount otherwise payable by Borrower to such Lender under Section 3.3 through 3.6 (in this section called “Increased Costs”), shall include that portion of the Increased Costs determined by such Lender to be allocable to the amount of any interest or participation transferred by such Lender in such Lender’s Loan or commitments under this Agreement; provided that, for the avoidance of doubt, the amount of the Increased Costs shall not exceed the amount that would be due if such Lender had not assigned any participation.

ARTICLE IV - Conditions Precedent to Lending

Section 4.1. Closing Date. The obligations of the Lenders to make Loans and of the Issuers to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.1):

(a) The Agent (or its counsel) shall have received:

(A) This Agreement and any other Loan Documents that the Restricted Persons are to execute in connection herewith.

(B) Each Note.

(C) Each Security Document listed in the Security Schedule.

(D) Certain certificates of Borrower including:

i. An “Omnibus Certificate” of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower’s state of organization, and (3) a copy of any bylaws of Borrower; and

ii. A “Compliance Certificate” of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in Section 4.1 and subsections (a), (b), (c) and (d) of Section 4.3.

(E) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower’s good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

(F) Documents similar to those specified in subsections (D)(i) and (E) of this section with respect to each other Restricted Person that is a party to the Loan Documents and the execution by it of such Loan Document.

(G) A favorable opinion of Vinson & Elkins L.L.P., special New York and Texas counsel for Restricted Persons, in form and substance satisfactory to Agent, as to customary matters, including without limitation, due incorporation, due authorization, execution and delivery, enforceability, compliance with applicable laws, non-contravention, perfection, and investment company act matters.

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(H) The Initial Engineering Report(s), the Initial Financial Statements and any reserve reports, lease operating statements, and other standard and customary reports associated with the properties to be acquired pursuant to the Fairway Acquisition, each satisfactory to Arrangers, in their sole discretion.

(I) Certificates or binders evidencing insurance for each of the Restricted Persons in effect on the Closing Date in form and substance satisfactory to the Agent.

(J) Favorable title opinions and environmental reports, in scope and results acceptable to Agent.

(K) Solvency certificates by each of the Restricted Persons in form and substance acceptable to the Agent.

(L) All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(M) A certificate of an Authorized Officer of each Restricted Person dated as of the Closing Date either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Restricted Person and the validity against such Restricted Person of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required (except as have already been obtained by the appropriate Restricted Person).

(N) Certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements that name any Restricted Person (under its present name and any previous names) as the debtor, together with copies of such financing statements, evidence a Lien on any collateral described in any Loan Document.

(O) A completed Disclosure Schedule and a completed Insurance Schedule, in each case in form and substance satisfactory to the Agent.

(b) Agent shall have completed its due diligence with respect to the Restricted Persons and their properties and shall have received such reports and data as it shall have deemed necessary in connection therewith, and such due diligence, reports and data shall be satisfactory to Agent, in its sole discretion.

(c) Agent and Arrangers shall have received payment of all commitment, facility, agency and other fees required to be paid to any Lender Party pursuant to any Loan Documents or any commitment or fee letters between or among the Borrower and any of the Agent or Arrangers heretofore entered into and all fees and disbursements of their counsel then due such counsel.

(d) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower’s Consolidated financial condition or businesses since December 31, 2010.

(e) There shall be no litigation pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened litigation, action, proceeding, investigation or labor controversy which purports to affect the legality, validity or enforceability of any Loan Document.

Section 4.2. Conditions Precedent to Increase in Initial Availability Amount. The increase in the Initial Availability Amount from $525,000,000 to $575,000,000 shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.1) (the “Fairway Acquisition Effective Date”):

(a) The Agent shall have received a certificate of the Borrower (i) certifying that the Borrower has or is concurrently consummating the Fairway Acquisition, (ii) certifying as to the final purchase price for the Fairway Acquisition after giving effect to all adjustments as of the Fairway Acquisition Effective Date, and specifying, by category, the amount of such adjustment; (iii) certifying that attached thereto is a true and complete executed copy of the purchase agreement and conveyance documents for the Fairway Acquisition and such other related documents and information as the Agent shall have reasonably requested, and (iv) certifying that the Mortgaged Properties shall constitute at least eighty percent (80%) of the total value of the oil and gas reserves of the Restricted Persons and at least eighty percent (80%) of the total value of the proved developed producing reserves of the Restricted Persons (it being understood that such total value of the oil and gas reserves of the Restricted Persons shall include the properties being acquired pursuant to the Fairway Acquisition).

(b) The Fairway Acquisition shall have been, or shall contemporaneously with the Fairway Acquisition Effective Date be, consummated substantially pursuant to the terms approved by the Agent.

(c) If Borrower mortgages any property being acquired pursuant to the Fairway Acquisition, the Agent shall have received (i) favorable title opinions and environmental reports, in scope and results acceptable to Agent on the properties to be acquired pursuant to the Fairway Acquisition, (ii) a favorable opinion of Alabama counsel for Borrower, reasonably acceptable to the Agent, which shall in any event include an opinion that the Mortgages delivered in connection with the Fairway Acquisition, and any corresponding UCC financing statements to be filed in the State of Alabama are effective to create a valid, perfected Lien in favor of the Agent on the Mortgaged Properties that constitute real property located in the State of Alabama, and are in proper form for recordation in the State of Alabama, (iii) the Agent shall have received reserve reports, lease operating statements, and other standard and customary reports associated with the Fairway Acquisition reasonably requested by the Agent and (iv) arrangements satisfactory to the Agent shall have been made for the termination and release of all Liens encumbering the properties to be acquired pursuant to the Fairway Acquisition.

(d) The Agent and the Lenders shall have received all fees and other amounts due and payable pursuant to this Agreement or any other Loan Document on or prior to the Fairway Acquisition Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Restricted Person hereunder or under any other Loan Document.

Section 4.3. Additional Conditions Precedent to All Loans and Letters of Credit. No Lender has any obligation to make any Loan (including its first) and no Issuer has any obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

(a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

(b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

(c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower’s Consolidated financial condition or businesses since the date of this Agreement.

(d) Each Restricted Person shall have performed and complied in all material respects with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

(e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any Issue to any penalty or other onerous condition under or pursuant to any such Law.

ARTICLE V - Representations and Warranties

To confirm each Lender Party’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender Party that:

Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers and governmental approvals required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person other than, in the case of (i) and (iii), such conflicts that could not reasonably be expected to cause a Material Adverse Change, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except for those which have already been obtained or as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower’s Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower’s operations and Borrower’s

Consolidated cash flows for the respective periods thereof. Since the date of the audited Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower’s Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Engineering Reports.

Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person’s stockholders, partners, directors or officers which could cause a Material Adverse Change.

Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

Section 5.11. ERISA Plans and Liabilities. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA except for any non-compliance that would not cause a Material Adverse Change. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan,” as defined in Section 4001 of ERISA, which could cause a Material Adverse Change. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no “waived funding deficiency” (as defined in Section 412(c)(3) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $2,000,000.

Section 5.12. Environmental Matters. Except as disclosed in the Disclosure Schedule or that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change: (a) Restricted Persons are conducting their businesses in compliance with all Environmental Laws, and have and are in compliance with all material licenses and permits required under any such Environmental Laws; (b) none of the Restricted Persons has received express notice that any of their operations or properties is the subject of a pending Environmental Claim and to the best of Borrower’s knowledge no Environmental Claims have been threatened; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Environmental Law that any Restricted Person improperly Released, or improperly stored or disposed, of any Hazardous Materials or that any Hazardous Materials have been improperly Released, or are improperly stored or disposed of, upon any real property of any Restricted Person which alleged improper matter referenced in such notice has not been fully resolved consistent with Environmental Laws; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which to the knowledge of Borrower is (i) listed on the National Priorities List (“Superfund List”) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or listed on any analogous state Superfund List; and (e) no Restricted Person otherwise has any known contingent liability under any Environmental Laws or as a result of a Release of any Hazardous Materials.

Section 5.13. Names and Places of Business and State of Incorporation or Formation. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business. The Disclosure Schedule identifies the true and correct states of incorporation or formation of each Restricted Person.

Section 5.14. Borrower’s Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association, except those listed in the Disclosure Schedule or a Disclosure Report (which shall identify whether or not a Subsidiary is a Non-Guarantor Subsidiary). Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except

(a) those listed in the Disclosure Schedule or a Disclosure Report, and (b) associations, joint ventures or other relationships whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule. All Subsidiaries of Borrower as of the Closing Date of this Agreement are identified in the Disclosure Schedule and all Non-Guarantor Subsidiaries of Borrower as of the Closing Date of this Agreement are specified as such in the Disclosure Schedule.

Section 5.15. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Restricted Person’s business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

Section 5.17. Insider. No Restricted Person, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender Party, of a bank holding company of which any Lender Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender Party is a Subsidiary.

Section 5.18. Insurance. Each Restricted Person has obtained insurance by financially sound and reputable insurers covering its property in accordance with the Insurance Schedule.

Section 5.19. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby and the making of each Advance, each of Borrower and the Restricted Persons will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

Section 5.20. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes due and owing and has paid all taxes shown to be due on any assessment received to the extent that such taxes have become due and payable (except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books), except where the failure to file any such returns or reports or to pay any such taxes would not give rise to a Material Adverse Change.

Section 5.21. Gas Imbalances, Prepayments. Except as set forth on Item 5.21 of the Disclosure Schedule or as disclosed in writing to the Agent and the Lenders in connection with the most recently delivered Engineering Report, on a net basis there are no gas imbalances, take or pay or other prepayments that would require the Borrower or any of the Subsidiaries to deliver Hydrocarbons produced from their respective Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding five percent (5%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Engineering Report.

Section 5.22. Marketing of Production. Except for contracts listed and in effect on the date hereof on Item 5.22 of the Disclosure Schedule, and thereafter either disclosed in writing to the Agent or included in the most recently delivered Engineering Report (with respect to all of which contracts the Borrower represents that it or the Subsidiaries are receiving a price for all production sold thereunder that is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s production delivery capacity except as set forth on Item 5.22 of the Disclosure Schedule or the most recently delivered Engineering Report), no material agreements exist that are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrower’s or the Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) and that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 5.23. Hedging Transactions. Item 5.23 of the Disclosure Schedule sets forth, as of the Closing Date, a true and complete list of all Hedge Contracts (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 5.24. Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any material agreement or arrangement or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents.

Section 5.25. Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to result in a Material Adverse Change, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, except for those as could not be reasonably expected to result in a Material Adverse Change, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) owned by the Borrower or any of the Subsidiaries is deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties) owned by the Borrower or any of the Subsidiaries.

Section 5.26. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority (except for Environmental Laws covered under Section 5.12) applicable to it or its property and all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in all material respects.

Section 5.27. OFAC. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE VI - Affirmative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees to the following (and Borrower agrees to cause all of its Subsidiaries to comply with the following) until the full and final payment of the Obligations, the termination of all Commitments and the termination or expiration of all Letters of Credit, unless Required Lenders have previously agreed otherwise:

Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition applicable to such Restricted Person.

Section 6.2. Books’ Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Agent (with sufficient copies for each Lender Party or otherwise in a format suitable for posting on the Platform) at Borrower’s expense:

(a) As soon as available, and in any event by the ninetieth (90th) day after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Ernst & Young LLP or other independent certified public accountants selected by Borrower and acceptable to Agent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Together with such financial statements, Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, and (ii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence. Concurrently with any delivery of financial statements under this Section 6.2(a), a certificate of an Authorized Officer of Borrower, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such Fiscal Year, a true and complete list of all Hedging Contracts of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date, notional amounts or volumes, and the counterparty to each such Hedging Contract). Concurrently with the furnishing of Consolidated financial statements under this Section 6.2(a), Borrower will deliver an environmental report pursuant to the terms of Section 6.12(e).

(b) As soon as available, and in any event by the earlier of the forty-fifth (45th) day after the end of each of the first three Fiscal Quarters in each Fiscal Year, Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower’s earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth in comparative form the corresponding figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish (i) a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, specifying the ratios at the end of such Fiscal Quarter required pursuant to Sections 7.11 and 7.12, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default, together with a certificate signed by the chief financial officer of Borrower to be delivered to the Agent setting forth the calculations of such foregoing ratios in detail acceptable to the Agent (acting reasonably), and (ii) notice of any new Hedging Contracts entered into after the Closing Date of this Agreement by the Borrower pursuant to Section 7.3 and a summary of the material terms thereof in form and substance satisfactory to the Agent.

(c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the SEC or any similar governmental authority.

(d) By March 1 of each year, commencing on March 1, 2011, an engineering report dated as of January 1 of such year, prepared by Netherland Sewell and Associates, Inc., or other independent petroleum engineers chosen by Borrower and acceptable to the Required Lenders, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

(e) By September 1 of each year, an engineering report dated as of July 1 of such year, prepared by Borrower’s in-house petroleum engineering staff, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall take into account any “over-produced” status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

(f) With the delivery of each Engineering Report, the Borrower shall provide to each Lender Party, a certificate from the president or chief financial officer of Borrower certifying that, to the best of his knowledge and in all material respects: (i) the information contained in such Engineering Report and any other information delivered in connection therewith is true and correct, (ii) Borrower and the Restricted Persons own good and defensible title to the oil and gas properties evaluated in such Engineering Report (in this section called the “Covered Properties”) and are free of all Liens except for Liens permitted by Section 7.2, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its oil and gas properties evaluated in such Engineering Report (other than those permitted by the Security Documents) which would require Borrower or such Subsidiary to deliver hydrocarbons produced from such oil and gas properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Covered Properties has been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such properties sold and in such detail as reasonably required by Agent, (v) attached to the certificate is a list of all Persons disbursing proceeds to Borrower or such Subsidiary from its oil and gas properties, and (vi) set forth on a schedule attached to the certificate is the present discounted value of all Covered Properties that are part of the Mortgaged Properties, (vii) oil and gas properties which comprise at least eighty percent (80%) of the total value of the reserves which are included within the Covered Properties are part of the Mortgaged Properties, and (viii) oil and gas properties which comprise at least eighty percent (80%) of the total value of the proved developed producing reserves which are included within the Covered Properties are part of the Mortgaged Properties; provided that with respect to clauses (vii) and (viii) above, to the extent that the Borrower cannot make the certifications in (vii) and (viii) above and provided that the Borrower in good faith believed that it was not in breach of Section 6.15 immediately prior to receiving a copy of such Engineering Report, the Borrower shall have a period of thirty (30) days following the delivery of such Engineering Report to provide such additional mortgages, deeds of trust and other security instruments so that it can make such certifications, and the Borrower shall provide a certificate to Agent making such certifications upon delivering all such additional mortgages, deeds of trust and other security instruments.

(g) [Reserved],

(h) [Reserved],

(i) As soon as possible and in any event within fifteen (15) days after Borrower or any other Restricted Person or any of their Subsidiaries becomes aware or could reasonably have become aware of (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 5.9 or (ii) the commencement of any labor controversy, litigation, action or proceeding that, if adversely determined, could reasonably be expected to result in liability in excess of $20,000,000 (not covered by insurance satisfactory to Agent in its discretion), notice thereof and copies of all documentation relating thereto.

(j) At least fifteen (15) business days prior to the formation or acquisition thereof, notice of the formation or acquisition of any Subsidiary.

Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to Agent (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Platform) any information which Agent or any Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents (including any information as may be required under the Patriot Act) or any matter in connection with Restricted Persons’ businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify Agent in writing (with sufficient copies for each Lender Party or otherwise in suitable form for posting onto the Platform), stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any Material Adverse Change,

(b) the occurrence of any Default,

(c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

(d) the occurrence of any Termination Event,

(e) any matter for which notice is required under Section 6.12(d),

(f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change, and

(g) the occurrence of any material change or disruption under or with respect to any material contract of Borrower.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent’s counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition in accordance with oil and gas industry standards and in compliance in all material respects with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

Section 6.6. Maintenance of Existence and Qualifications. Except as otherwise permitted in Section 7.4, each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) timely pay in the ordinary course of its business consistent with past practices all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and has set aside on its books adequate reserves therefor, or to the extent any such failure to pay or discharge any of the foregoing would not result in a Material Adverse Change.

Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule and will at all times maintain or cause to be maintained insurance covering such risks as are customarily carried, or self-insured, by businesses similarly situated. All loss payable clauses or provisions in all policies of insurance maintained by the Borrower described in the Insurance Schedule shall be endorsed in favor of and made payable to the Agent for the ratable benefit of the Lender Parties, as their interests may appear. In addition, the Agent on behalf of the Lender Parties shall be named (a) as additional insured with a waiver of subrogation on all of the Restricted Persons’ liability insurance policies maintained by the Borrower with respect to all or any portion of the Collateral, and (b) as loss payee on all of the Restricted Persons’ casualty and property insurance policies covering all or any portion of the Collateral. Except as provided in the immediately following sentence or as provided in Section 2.7 or 2.9 or as otherwise provided in this Agreement, any and all monies that may become payable to the Agent as loss payee by reason of a Casualty Event shall be made available by Agent to the Borrower for the purpose of repairing, restoring or otherwise replacing the affected property or asset. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Agent (i) shall have the right, for the benefit of the Lender Parties, to retain, and the Borrower hereby assigns to the Agent for the benefit of the Lender Parties, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any Collateral for the Obligations or any part thereof, and (ii) may, at its election, either apply for the benefit of the Lender Parties all or any part of the sums so collected in accordance with the Loan Documents toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as the Agent may elect, or release same to the applicable Restricted Person.

Section 6.9. Performance on Borrower’s Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys’ fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

Section 6.10. [Reserved].

Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in all material respects. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto, in all material respects.

Section 6.12. Environmental Matters; Environmental Reviews.

(a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental permits, licenses and other authorizations required under Environmental Laws and necessary for its operations and will maintain such authorizations as necessary in full force and effect.

(b) The Restricted Persons will not Release any Hazardous Materials on, under or from any of their real properties, or permit others to Release any Hazardous Materials on, under or from any of their real properties, in a manner that could reasonably result in material liability under Environmental Laws.

(c) The Borrower will promptly, but in no event later than five (5) Business Days after the occurrence thereof, notify the Agent in writing of Borrower’s initial written receipt of a citation, civil or criminal penalty assessment or compliance order from any Tribunal or of a lawsuit from any Person with respect to an alleged violation of Environmental Law or an alleged violation of a permit, license or other authorizations required under Environmental Law by the Restricted Persons for their respective businesses or with respect to an alleged Release of Hazardous Materials arising out of the operations of any of the Restricted Persons (including any costs to investigate or remediate such Release) if the Borrower reasonably anticipates that any of such actions will result in liability to the Restricted Persons of $5,000,000 or more, not fully covered by insurance, subject to normal deductibles.

(d) The Borrower will provide to Agent environmental assessments and tests in accordance with the most current version of applicable American Society of Testing Materials standards upon the reasonable request by the Agent upon an Event of Default under this Agreement (or as otherwise required to be obtained by the Agent or the Lenders by any Tribunal), in connection with any material real properties of the Restricted Persons.

(e) Concurrent with the furnishing of financial statements pursuant to Section 6.2(a), Borrower will furnish to Agent a reasonably detailed written description of all material: (i) citations, civil or criminal penalty assessments, or compliance orders with respect to violations of Environmental Laws for which the Borrower reasonably anticipates will result in liability to the Restricted Persons of $5,000,000 or more, not fully covered by insurance, subject to normal deductibles; and (ii) lawsuits with respect to an alleged Release of Hazardous Materials arising out of the operations of any of the Restricted Persons (including any costs to investigate or remediate such Release) if the Borrower reasonably anticipates that any of such actions will result in liability to the Restricted Persons of $5,000,000 or more, not fully covered by insurance, subject to normal deductibles.

Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Agent (with sufficient copies for each relevant Lender Party or otherwise in suitable form for posting onto the Platform) at such Restricted Person’s or Borrower’s expense all evidence which Agent or any other Lender Party from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

Section 6.14. Hedging Program. Subject to the provisions of Section 7.3, the Borrower shall not assign, terminate or unwind any of the Hedging Contracts reflected in the hedging positions set forth on a certificate delivered pursuant to Section 6.2(a) or sell any of such Hedging Contracts if the effect of such action (when taken together with any other Hedging Contracts executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Hedging Contracts unless such actions (a) are undertaken (i) with prior written notice to and approval from (which approval shall not be unreasonably withheld or delayed) the Agent and (ii) for the purpose of repositioning volumes for later or earlier months, for the purpose of eliminating production obligations in anticipation of temporary production shutdowns due to storms or other force majeure events, for the purpose of eliminating production obligations while maintaining hedge volumes and minimum prices for the Borrower or any of its Subsidiaries or for the purpose of placing such obligations under other Hedging Contracts that provide higher minimum prices for the Borrower or any of its Subsidiaries, and (b) are in compliance with the restrictions set forth in Section 7.3. As of the date of any determination or redetermination of the Borrowing Base, the Borrower shall maintain hedging positions that are acceptable to the Agent, acting reasonably.

Section 6.15. Maintenance of Liens on Properties. The Mortgaged Properties shall constitute at least eighty percent (80%) of the total value of the oil and gas reserves of the Restricted Persons and at least eighty percent (80%) of the total value of the proved developed producing reserves of the Restricted Persons (in this section called the “Required Percentages”); provided that if, immediately following the delivery of an Engineering Report and only to the extent that the Borrower in good faith believed that it was not in breach of this Section 6.15 immediately prior to receiving a copy of such Engineering Report, Borrower shall determine that the Mortgaged Properties do not constitute the Required Percentages of oil and gas reserves or proved developed producing reserves as required in this Section 6.15, Borrower shall have the thirty (30) day period described in Section 6.2(f) to execute and deliver documentation in form and substance satisfactory to Agent, granting to Agent first perfected Liens subject to Permitted Liens on oil and gas properties that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to include the Required Percentages. In addition, Borrower will furnish to Agent title due diligence in form and substance satisfactory to Agent and will furnish all other documents and information relating to such properties as Agent may reasonably request.

Section 6.16. Perfection and Protection of Security Interests and Lions. Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. At the time of recording of the Security Documents, counsel for Borrower shall conduct searches of the lien, judgment, litigation and UCC records of the counties and offices where such documents are filed and promptly upon receipt thereof from such offices forward such searches to Agent’s counsel together with the original recorded Security Documents and file stamped copies of the related financing statements.

Section 6.17. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, and (c) any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items herein above referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

Section 6.18. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, the grantors thereunder are and will be assigning to Agent for the benefit of the Lender Parties all of the “Production Proceeds” (as defined therein and in this section collectively called “Proceeds”) accruing to the property covered thereby, so long as no Default has occurred such Persons may continue to receive from the purchasers of production all such Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Proceeds or of any rights of Agent or Lenders to collect other Proceeds thereafter.

Section 6.19. Guaranties of Borrower’s Subsidiaries; Joinder; Non-Guarantor Subsidiaries. (a) Each Subsidiary of Borrower (other than a Non-Guarantor Subsidiary) shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute and to cause each of its Subsidiaries (other than Non-Guarantor Subsidiaries) to execute a joinder to the Subsidiary Security Agreement (as defined in the Security Schedule) or otherwise provide a security agreement in form and substance acceptable to the Agent.

(b) No Subsidiary of Borrower shall be a Non-Guarantor Subsidiary unless it is designated as such in the Disclosure Schedule as of the Closing Date of this Agreement or otherwise designated as such in a written notice by Borrower to Agent in compliance with Section 6.19(b). Borrower may designate by written notification thereof to the Agent, any Subsidiary, including a newly formed or newly acquired Subsidiary, as a Non-Guarantor Subsidiary if (i) prior, and after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist, and (ii) such Subsidiary has assets of less than $5,000,000 as of the later to occur of the last day of the immediately preceding Fiscal Quarter and the date such Subsidiary was acquired or formed by Borrower. Borrower shall not permit the aggregate principal amount of all Non-Recourse Debt of all Non-Guarantor Subsidiaries outstanding at any one time to exceed $50,000,000.

Section 6.20. Casualty and Condemnation. The Borrower will furnish to the Agent promptly, and in any event within fifteen (15) Business Days, after an Authorized Officer of the Borrower becoming aware of the occurrence, written notice of any Casualty Event to any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, to the extent the fair market value of such Collateral so affected, when aggregated with the fair market value of all other Collateral so affected by a Casualty Event occurring in the same calendar year, exceeds 5% of the Borrowing Base then in effect.

Section 6.21. ERISA Information. As soon as available, and in any event, within 10 days after the Borrower obtains knowledge of any of the following, the Borrower will furnish and will cause each ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (a) a written notice signed by an Authorized Officer describing the occurrence of any Termination Event in connection with any ERISA Plan or any trust created thereunder, and specifying what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (b) copies of any notice of the PBGC’s institution of proceedings to terminate or to have a trustee appointed to administer any ERISA Plan and (c) a written notice of the Borrower’s or an ERISA Affiliate’s participation in a “multiemployer plan” as defined in Section 4001 of ERISA.

ARTICLE VII - Negative Covenants of Borrower

To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees to the following (and Borrower agrees to cause all of its Subsidiaries to comply with the following) until the full and final payment of the Obligations, the termination of all Commitments and the termination or expiration of all Letters of Credit, unless Required Lenders have previously agreed otherwise:

Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

(a) the Obligations;

(b) unsecured Indebtedness among the Restricted Persons (other than any Restricted Person that is a Non-Guarantor Subsidiary);

(c) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, and any renewals or extensions thereof provided that the amount of such Liabilities is not increased nor the terms thereof changed in any manner which is less favorable to such Restricted Person than the original terms of such Liabilities;

(d) Indebtedness arising under Hedging Contracts that are permitted under Section 6.14 or 7.3;

(e) obligations arising with respect to sale and lease-back transactions and operating leases entered into in the ordinary course of such Restricted Person’s business in arm’s length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under or with respect to such sale and lease-back transactions and any such operating leases do not in the aggregate exceed $100,000,000 for all Restricted Persons;

(f) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(g) Indebtedness associated with bonds or surety obligations required by governmental authorities in connection with the operation of the oil and gas properties of Borrower and its Subsidiaries;

(h) provided that no Default is existing or shall occur as a result of the incurrence thereof, Indebtedness (including the Existing Senior Notes) incurred under senior unsecured notes and related guarantees thereof (collectively, the “Bonds”) issued pursuant to one or more indentures or note purchase agreements (each an “Indenture”);

provided, that such Indebtedness (A) is unsecured, (B) does not have an aggregate outstanding principal amount in excess of $650,000,000 (excluding for the purpose of determining the aggregate outstanding principal amount of outstanding Indebtedness any Bonds that are repurchased or redeemed by the Borrower substantially contemporaneously with the new issuance of Bonds using net proceeds from such new issuance of Bonds), (C) does not have a maturity date that is earlier than the Maturity Date, (D) has covenants not materially more onerous to the Restricted Persons than those contained in the preliminary Confidential Offering Memorandum of the Borrower for the proposed        % Senior Notes due 2019 (draft dated March 17, 2011) furnished to Agent and Lenders (the “Preliminary Bond Memorandum”) and (E) contains such other default terms, prepayment terms, change in control provisions and asset sales provisions that are substantially similar in all material respects to those provided in the Preliminary Bond Memorandum and Borrower is in pro forma compliance with the covenants under this Agreement after the incurrence of such Indebtedness; and provided further that if the Borrower shall issue or shall have issued Bonds (including Existing Senior Notes) that results in an aggregate outstanding principal amount of Bonds in excess of $450,000,000 (excluding for the purpose of determining the aggregate principal amount of Bonds so issued any Bonds that are repurchased or redeemed by the Borrower substantially contemporaneously with the new issuance of such Bonds using net proceeds from the new issuance of Bonds), the Borrowing Base shall automatically and simultaneously from time to time without further action reduce by an amount equal to 25% of such excess, in each case until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of the Agreement; and

(i) unsecured Indebtedness and related guarantees thereof not described in subsections (a) through (h) above arising after the date hereof in an aggregate principal amount not to exceed $10,000,000 for all Restricted Persons.

Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following (“Permitted Liens”):

(a) Liens which secure Obligations;

(b) statutory Liens for taxes, assessments and other governmental charges or levies, provided such Liens secure only obligations (i) which are not delinquent or (ii) which are being contested as provided in Section 6.7 and which do not exceed $5,000,000 in the aggregate for all Restricted Persons;

(c) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral;

(d) purchase money security interests in equipment acquired by the Restricted Persons, provided that such security interests secure only the Indebtedness incurred for the purchase of such equipment and such security interests encumber only the equipment acquired with the proceeds of such Indebtedness;

(e) deposits made to counterparties in connection with Hedging Contracts; provided that the aggregate amount of such deposits shall not exceed $2,000,000 for all Restricted Persons;

(f) Liens existing on the Closing Date that are disclosed in the Disclosure Schedule; and

(g) Excepted Liens.

Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract other than Hedging Contracts with Approved Counterparties required pursuant to Section 6.14, except:

(a) Any Restricted Person may enter into contracts for the purpose and effect of fixing prices on oil or gas which is expected to be produced by Restricted Persons or which the Restricted Persons are legally obligated to purchase under purchase contracts then in effect, provided that at all times: (i) the aggregate monthly oil production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed the sum of seventy-five percent (75%) of Projected Oil Production anticipated to be sold in the ordinary course of Restricted Persons’ businesses for such month set forth in Schedule 7.3, (ii) the aggregate monthly gas production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed the sum of seventy-five percent (75%) of Projected Gas Production anticipated to be sold in the ordinary course of Restricted Persons’ businesses for such month, (iii) no such contract requires any Restricted Person to put up money (except as provided in Section 7.2(e)), assets, letters of credit (unless the Indebtedness arising with respect thereto is permitted under Section 7.1(f)), or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder (except that any such contract that is with a Lender or an Affiliate of a Lender may be secured pursuant to the Security Documents and entitled to the benefits of Security Documents and the provisions of this Agreement and the other Loan Documents relating to the Collateral in accordance with Section 10.14), and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant; and

(b) Any Restricted Person may enter into contracts for the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender Party or one of its Affiliates) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Provided that no Default is existing or shall occur as a result thereof, (a) any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, or (ii) Borrower, so long as Borrower is the surviving business entity; and (b) Borrower may merge or consolidate with another Person so long as the Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock, preferred stock and any options or warrants giving the holders thereof only the right to acquire such shares or debt securities permitted to be incurred under Section 7.1; provided, however, that the net proceeds of any such issuance shall first be applied as a mandatory prepayment of the Loans under Section 2.7, if, at the time of such issuance, the Facility Usage exceeds the Borrowing Base. No Subsidiary of Borrower will issue any additional shares of its Capital Stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower.

Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

(a) farmouts of undeveloped acreage and transfers of interest in oil and gas properties as a result of non-consent under operating agreements, in each case, in the ordinary course of business and upon customary industry terms and assignments in connection with such farmouts;

(b) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

(c) inventory (including oil, natural gas, natural gas liquids or hydrocarbons or mineral products and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

(d) interests in oil and gas properties, or portions thereof, that are sold for fair consideration; provided that Borrower shall notify Agent in writing (including notice by email) at least five (5) Business Days prior to the date on which any such interests are expected to be sold, and if the aggregate consideration for such sale made pursuant to this subsection (c), together with the aggregate consideration of all other sales made (i) if prior to the initial Determination Date, since the Closing Date or (ii) if on or after the initial Determination Date, since the most recent Determination Date, exceeds $50,000,000 net of reasonably-estimated future plug and abandonment costs (any sale that causes the aggregate consideration of all sales made since the Closing Date (if prior to the initial Determination Date) or since the most recent Determination Date (if on or after the initial Determination Date), as the case may be, exceeds $50,000,000 net of reasonably-estimated future plug and abandonment costs, and any sale occurring after such sale that causes such excess, herein a “Subject Sale”), the Borrowing Base shall automatically reduce in connection with each such Subject Sale by the value attributable to the property (net of any asset retirement obligation relieved as a result of the Subject Sale) in the Borrowing Base so sold pursuant to such Subject Sale, such reduced

Borrowing Base to be effective upon the date of each such Subject Sale (and the Borrower shall immediately repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused as a result of such Subject Sale and subsequent reduction from the proceeds of such Subject Sale); and

(e) other property (excluding Collateral) which is sold for fair consideration not in the aggregate in excess of $10,000,000 in any Fiscal Year, so long as property sold is not attributed any value in the Borrowing Base.

Neither Borrower nor any of Borrower’s Subsidiaries will sell, transfer or otherwise dispose of Capital Stock of any of Borrower’s Subsidiaries except that any Subsidiary of Borrower may sell or issue its own Capital Stock to the extent not otherwise prohibited hereunder. Notwithstanding the foregoing sentence, the Borrower may sell the Capital Stock or all or substantially all of the assets of any Subsidiary with the Agent’s consent if as to each and all such sales, each of the following conditions is satisfied as determined by Agent: (i) the consideration received in connection with any such sale shall be at least equal to the fair market value of such Capital Stock or assets (as the case may be), (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, (iii) subject to clause (iv) below, not less than seventy-five (75%) percent of the consideration received by the Borrower or the relevant Restricted Person for such sale shall be in cash or Cash Equivalents, (iv) in the event of the sale of the Capital Stock of any Subsidiary of Borrower which is a Restricted Person, or in the event of the sale by any Restricted Person of its assets as provided above, if the value of any applicable property being sold and/or transferred in connection with such transaction has been included in the Borrowing Base, the Borrowing Base shall automatically be reduced by the value of such property or assets so sold or transferred attributed to them in the then current Borrowing Base (as determined by the Required Lenders), and the Borrower shall forthwith repay or prepay the Loans and/or cash collateralize all Letters of Credit to the extent of any Borrowing Base Deficiency caused thereby from the proceeds of such sale, (v) Agent shall have received not less than ten (10) Business Days prior written notice of any such sale of assets or Capital Stock, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale, the consideration to be paid for the sale of such assets or Capital Stock, the terms and manner of the payment of such consideration, the assets or Capital Stock to be sold the liabilities being assumed by the purchaser pursuant to such sale, and such other information with respect thereto as Agent may request, and (vi) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall have occurred and remain continuing.

No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

Section 7.6. Limitation on Distributions; Redemptions and Prepayments of Indebtedness. No Restricted Person will make any Distribution or will redeem, purchase, retire, prepay, repay or defease any Indebtedness (other than the Obligations) prior to the original maturity thereof, except:

(a) Distributions by Borrower to any of its shareholders on any date, provided that all Distributions made pursuant to this clause (a) in any Fiscal Year shall not exceed the Available Distribution Amount,

(b) Distributions by Subsidiaries of Borrower without limitation to Borrower, or

(c) (x) the purchase, redemption, acquisition or retirement of common stock of the Borrower and/or (y) the redemption, purchase, prepayment, repayment or defeasance of all or any portion of the Bonds described in Section 7.1(h), in an aggregate amount not to exceed $100,000,000; provided, that such $100,000,000 limitation shall not apply to (and shall not be reduced for) the redemption, purchase, prepayment, repayment or defeasance of all or any of the Existing Senior Notes in an aggregate principal amount equal to the aggregate principal amount of any new issuance of notes issued on or before December 31, 2011;

provided that no such Distribution, redemption, purchase, acquisition, retirement, prepayment, repayment or defeasance described in this Section 7.6 (including pursuant to the immediately following proviso) shall be permitted if (i) an Event of Default has occurred and is continuing, (ii) an Event of Default would occur as a result of such Distribution, redemption, purchase, acquisition, retirement, prepayment, repayment or defeasance, or (iii) a Borrowing Base Deficiency has occurred and is continuing or would result therefrom; provided, further that, in addition to Section 7.6(c) but subject to the immediately preceding proviso, (A) the Borrower may pay interest on the Bonds on the stated, scheduled dates for payment of interest set forth in the applicable Indenture and (B) the Borrower may redeem, repurchase, prepay or defease the Bonds (x) on the scheduled maturity date for the Bonds, (y) in the principal amount that is required to be repaid or prepaid under the applicable Indenture on each stated, scheduled date for repayment or prepayment of principal thereunder or (z) with the written consent of the Required Lenders.

Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will

(a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business or except as otherwise expressly permitted hereunder,

(b) engage directly or indirectly in any business or conduct any operations except the exploration, development and production of oil and gas,

(c) make any acquisitions of or Investments in any Person, except (i) Investments in Cash Equivalents and Investments in Wholly-owned Subsidiaries of Borrower or in a Person that as a result of such Investment pursuant to this Section 7.7(c)(i), the Borrower or any other Restricted Person making such an Investment would have at least thirty percent (30%) ownership interest in such Person, provided that the Investments made by the Borrower or any other Restricted Person in a Non-Guarantor Subsidiary and any Person that is not a Subsidiary may not exceed $15,000,000 in the aggregate at any one time outstanding, or (ii) Investments in a Person, provided that (A) as a result of such Investment (x) the Borrower or any other Restricted Person making such an Investment would have at least ten percent (10%) ownership interest in such Person, and (y) substantially all the assets of such Person would consist of oil and gas properties, (B) the Borrower or any other Restricted Person making such an Investment would be the operator of such oil and gas properties and (C) such Person does not incur any Indebtedness other than Non-Recourse Debt; provided that the Investments made by the Borrower or any other Restricted Person in all Persons under subsection (ii) may not exceed $50,000,000 in the aggregate at any one time outstanding unless the Borrower has caused the Investment Percentage of all of the oil and gas properties of such Person to be Mortgaged Property, or

(d) make any significant acquisition of or Investments in any properties except oil and gas properties; provided that no acquisition or investment permitted under the immediately preceding clause (c) may be made if a Default, Event of Default or Borrowing Base Deficiency exists at the time such acquisition or Investment is made or will occur as a result thereof;

provided that this Section 7.7 shall not apply to any Restricted Person’s entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business on customary industry terms, excluding, however, Investments in other Persons.

Section 7.8. Limitation on Credit Extensions. Except for Investments permitted by Section 7.7, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to other Restricted Persons, so long as no Default, Event of Default or Borrowing Base Deficiency exists at the time such loan is made.

Section 7.9. Transactions with Affiliates; Creation and Dissolution of Subsidiaries. No Restricted Person will (a) engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates; or (b) except as permitted under Section 7.7(c) and provided that the Borrower shall have complied with, or caused the relevant Restricted Person to comply with, Section 6.19, create or acquire any Subsidiary after the date hereof. Any Restricted Person (other than the Borrower) may wind up, liquidate or dissolve, and the Borrower may cause any Restricted Person (other than itself) to wind up, liquidate or dissolve, in connection with any merger or consolidation to the extent permitted under Section 7.4 hereof; or, with the consent of the Agent, so long as (i) such winding up, liquidation or dissolution shall not result in or give rise to any obligation, liability or Indebtedness of any Restricted Person, (ii) no Default or Event of Default shall have occurred and remain continuing as a result of, and after giving effect to, such transaction, (iii) all properties of such Restricted Person has been duly transferred to another Restricted Person to the reasonable satisfaction of the Agent, and (iv) the required Mortgaged Properties remain encumbered in accordance with Section 6.15.

Section 7.10. Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contractual or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) redeem equity interests held in it by Borrower, (c) repay loans and other indebtedness owing by it to Borrower, (d) transfer any of its assets to Borrower or (e) grant any Liens on its properties, revenues or assets in favor of the Agent for the benefit of the Lenders, the Issuers and the counterparties to Hedging Contracts. No Restricted Person will enter into any “take-or-pay” contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any other contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA which could cause a Material Adverse Change. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in an Indenture or the Bonds related thereto that results or causes or has the effect of doing any of the following: (i) contravening the provisions of this Agreement, (ii) increasing the interest, premium or the yield on such Bonds beyond the interest, yield or premium currently specified in such Indenture as of the effective date of such Indenture, (iii) providing for dates for payment of principal, interest, premium (if any), yield or fees which are earlier than the dates specified in such Indenture as in effect on the effective date of such Indenture, (iv) providing for any covenant, event of default or remedy which is more restrictive on any Restricted Person than that set forth in such Indenture as in effect on the effective date of such Indenture, (v) providing for redemption, prepayment or defeasance provisions that are more burdensome on any Restricted Person than those set forth in such Indenture as in effect on the effective date of such Indenture, (vi) providing for collateral securing Indebtedness under such Bonds or such Indenture, or (vii) increasing the obligations of the Borrower or any of its Subsidiaries or conferring any additional rights on any holder of such Bonds than those set forth in such Indenture as in effect on the effective date of such Indenture which could reasonably be expected to be adverse to the Lender Parties.

Section 7.11. Current Ratio. Commencing with the Fiscal Quarter ending on June 30, 2011, the ratio of Borrower’s Consolidated current assets to Borrower’s Consolidated current liabilities at the last day of any Fiscal Quarter will not be less than 1.0 to 1.0. For purposes of this section, (i) Borrower’s Consolidated current assets will include any unused portion of the Borrowing Base which is then available for borrowing, and Borrower’s Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation and (ii) the calculation of the Borrower’s Consolidated current assets and Consolidated current liabilities for purposes of this Section 7.11 shall exclude any non-cash assets or liabilities described in, and calculated pursuant to, FASB Accounting Standards Codification Topics 410 (Asset Retirement Obligations) and 815 (Hedge Accounting), each as amended (provided that, for the avoidance of doubt, such calculation shall include any current assets or current liabilities in respect of the termination of any Hedging Contract).

Section 7.12. Leverage Ratio. The Borrower will not permit its Leverage Ratio as of the last day each Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending June 30, 2011) to be greater than 3.00 to 1.00; provided that the calculation of the Borrower’s Leverage Ratio for purposes of this Section 7.12 shall exclude any unrealized gains or losses or non-cash assets or liabilities in respect of asset retirement obligations and Hedging Contracts described in, and calculated pursuant to, FASB Accounting Standards Codification Topics 410 (Asset Retirement Obligations) and 815 (Hedge Accounting), each as amended (provided that, for the avoidance of doubt, the calculation of Leverage Ratio shall include any gains, losses, assets or liabilities resulting from the termination of any Hedging Contracts).

Section 7.13. Fiscal Year. No Restricted Person will change its fiscal year.

ARTICLE VIII - Events of Default and Remedies

Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

(c) Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

(e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false, misleading or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

(g) [Reserved];

(h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness having a principal or stated amount in excess of $5,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

(i) Either (i) any “waived funding deficiency” (as defined in Section 412(c)(3) of the Internal Revenue Code of 1986, as amended) in excess of $1,000,000 exists with respect to any ERISA Plan, (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan’s benefit liabilities exceeds the then current value of such ERISA Plan’s assets available for the payment of such benefit liabilities by more than $2,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount) or (iii) any Termination Event occurs with respect to a “multiemployer plan” (as defined in Section 4001 of ERISA) which results in any ERISA Affiliate being assessed withdrawal liability in excess of $2,000,000;

(j) Any Restricted Person:

(i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) suffers the entry against it of a final judgment (including with respect to any Environmental Claim) for the payment of money individually or in the aggregate in excess of $25,000,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

(k) [Reserved];

(l) Any Change in Control occurs;

(m) Any Material Adverse Change occurs; or

(n) Any Loan Document or any Lien created thereby shall be invalid, or any Restricted Person shall have asserted that such Loan Document or Lien is invalid.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Required Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lender to make Loans hereunder and any obligation of any Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

ARTICLE IX - Agent and Issuers

Section 9.1. Appointment and Authority of Agent. Each Lender Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Required Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Lender Party thereof.

Section 9.2. Exculpation, Agent’s Reliance, Etc. Neither Agent nor any Issuer nor any of their directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent and Issuers (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy) believed by it to be genuine and signed or sent by the proper Person or Persons.

Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to the presence or Release of Hazardous Materials found in or released into the environment). Each Lender agrees to indemnify Issuers (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender’s Aggregate Percentage Share of any and all liabilities and costs which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Issuer growing out of, resulting from or in any other way associated with the Letters of Credit issued by such Issuer. For the avoidance of doubt, any indemnification relating to Taxes shall be covered exclusively by Section 3.6 and shall not be covered by this Section 9.4.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ISSUER,

provided only that no Lender shall be obligated under this section to indemnify Agent and any Issuer for that portion, if any, of any liabilities and costs which is proximately caused by Agent’s own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent and such Issuer promptly upon demand for such Lender’s Aggregate Percentage Share of any costs and expenses to be paid to Agent or such Issuer by Borrower under Section 10.4(a) to the extent that Agent or such Issuer is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the terms “Agent” and “Issuer” shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

Section 9.5. Rights as Lender. In its capacity as a Lender, Agent and each Issuer shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent or any Issuer may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent or an Issuer hereunder and without any duty to account therefor to any other Lender.

Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker’s lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker’s lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker’s lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution, and all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment; provided that Agent shall not be liable to Lenders for any loss on such investment except for its gross negligence or willful misconduct (BUT INCLUDING FOR ITS NEGLIGENCE), as determined in a final judgment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender Party. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

Section 9.9. Resignation. Agent or any Issuer may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Required Lenders shall have the right to appoint a successor Agent or, if such resigning Issuer is the sole issuer hereunder, Issuer. A successor must be appointed for any retiring Agent (or a retiring Issuer if such Issuer is the sole Issuer hereunder), and such Agent’s (or Issuer’s) resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent’s (or Issuer’s) resignation, no successor Agent (or Issuer, if such Issuer is the sole Issuer hereunder) has been appointed and has accepted such appointment, then the retiring Agent (or Issuer) may appoint a successor Agent (or Issuer), which shall be a financial institution organized under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent or Issuer, the retiring Agent or Issuer shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent’s or Issuer’s resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Issuer under the Loan Documents.

ARTICLE X - Miscellaneous

Section 10.1. Waivers and Amendments; Acknowledgments.

(a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by such party, (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.14) and (iv) if such party is Issuer, by Issuer. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(e)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender’s Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) increase the Facility Amount or the Aggregate Commitments of the Lenders to an amount in either case in excess of $900,000,000 or increase the aggregate amount of the Revolving Loan Commitments or amend the definition herein of “Majority Lenders” or “Required Lenders” or otherwise change the aggregate amount of applicable Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender’s Note, (7) release all or substantially all of the Collateral or (8) amend this Section 10.1, or (9) amend Section 9.6. Notwithstanding the foregoing, (A) to the extent that the Borrower or any Restricted Person transfers, sells or otherwise assigns any Collateral in accordance with the Loan Documents, the Agent is authorized to release the Agent’s and Lenders’ Liens on such Collateral without any further consent by any of the Lender Parties; (B) any amendment of the definition of “Initial Availability Amount” or any proposed amendment, modification, waiver or termination of any provision with respect to any determination or redetermination of the Borrowing Base, or in connection with any matter directly relating to the Borrowing Base (including matters in respect of any Borrowing Base Deficiency and in respect of the relevant provisions of Section 7.5 relating to the Borrowing Base), shall only require the consent of the Revolving Loan Lenders whose Revolving Loan Percentage Shares equal or exceed sixty-six and two-thirds percent (66-2/3%) (except that any amendment that increases the Initial Availability Amount or then current Borrowing Base shall require the consent of all of the Revolving Loan Lenders; provided, however that the increase in the Initial Availability Amount in connection with the Fairway Acquisition pursuant to Section 2.8 of this Agreement shall be automatic and shall not require the consent of any Lender); (C) no waiver, consent, release, modification or amendment of or supplement to any Hedging Contract, fee letter between any Restricted Person or any Arranger or Agent, or any letter of credit application shall be valid or effective against any party thereto without the consent of such party, and any such documents may be waived, consented to, released, modified or amended in accordance with the terms of such documents; and (D) in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders, if the consent of Required Lenders is obtained, but the consent of the other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then so long as the Agent is not a Non-Consenting Lender, at the Borrower’s request the Agent, or one or more Eligible Transferees, shall have the right (but not the obligation and in each case with the Agent’s consent and in the Agent’s sole discretion) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Agent’s request, sell and assign to the Agent or such Person, all of the Loans, Notes and Commitments of such Non-Consenting Lenders in accordance with Section 3.8, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender Party, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party, (vii) Agent is not Borrower’s Agent, but Agent for Lenders in the capacity described in the second sentence of Section 9.1, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

(c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender’s property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Notes, Loans, Letters of Credit and Commitments, any participation interest or other interest in its Notes, Loans, Letters of Credit or Commitments, or any of its other rights and obligations under the Loan Documents.

(d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons’ various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties’ obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified in the Lenders Schedule as its lending offices for ABR Loans (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

Section 10.4. Payment of Expenses; Indemnity.

(a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with (l)the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers, amendments or modifications or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower’s compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including reasonable attorneys’ fees, consultants’ fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party’s exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent’s outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

(b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party by the Borrower or any Restricted Person or by any third party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any Environmental Claims or violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Lender Party with respect to the presence or Release of Hazardous Materials found in or released into the environment). For the avoidance of doubt, any indemnification relating to Taxes shall be covered exclusively by Section 3.6 and shall not be covered by this Section 10.4.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term “Lender Parties” shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

Section 10.5. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Required Lenders. Except as otherwise provided in this Agreement, neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Aggregate Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

Section 10.6. Assignments.

(a) Participations

(A) Any Lender may sell a participation interest in its commitments hereunder or any of its rights under its Loans or under the Loan Documents to any Person, provided that the agreement between such Lender and such participant must at all times provide: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

(B) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.l03-l(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(b) Except for sales of participations under the immediately preceding subsection (a), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

(i) Unless otherwise consented to in writing by Agent and so long as no Default or Event of Default is continuing by Borrower, which consents in each case shall be made in the sole and absolute discretion of Agent and Borrower, as applicable, in the case of an assignment of Revolving Loans and Revolving Loan Commitments, (1) each such assignment shall apply to all Revolving Loans owing to the assignor and to the unused portion of the assignor Revolving Loan Commitments and (2) immediately after giving effect to such assignment, the assignor’s Revolving Loan Commitment shall not be less than $5,000,000 and the assignee’s Revolving Loan Commitment shall equal or exceed $5,000,000 (unless such assignor is assigning all of its Revolving Loan Commitments and Revolving Loans or unless such assignment is to an Affiliate of such assignor or an Approved Fund administered or managed by such assignor or an Affiliate of such assignor).

(ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (A) Borrower shall, if requested by the assignor and/or assignee, issue new Revolving Loan Notes, to such assignor and assignee in exchange for the return of the old Notes to Borrower, and (B) as of the “Effective Date” specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereafter deliver or make available to Borrower and each Lender one or more schedules showing the revised Percentage Shares of all other Lenders.

(iii) Each assignee Lender shall (to the extent it has not already done so) provide Agent and Borrower with the documentation referred to in Section 3.6(e).

(c) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank or to any central bank having jurisdiction over such Lender or to one of its Affiliates or as otherwise required by applicable Law; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

(d) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

Section 10.7. Confidentiality. Each Lender Party agrees that it will follow its customary procedures to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal or is disclosed pursuant to Section 10.18, (c) is disclosed to any Lender Party’s Affiliates, auditors, attorneys, agents or to any credit insurance provider relating to the Borrower and its obligations, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement (provided each such purchaser, prospective purchaser, counterparty or prospective counterparty first agrees to hold such information in confidence on the terms provided in this section), (e) is furnished to S&P or Moody’s or any similar organization or any nationally recognized rating agency in connection with ratings issued with respect to such Lender Party or with respect to any Restricted Person, or (f) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default; provided, however, that this obligation of confidence shall not apply to, and each of Agent and the other Lender Parties (and each Person employed or retained by them who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans) may disclose to any Tribunal, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Loan Documents, and all materials of any kind (including opinions or other tax analyses) related thereto that are or have been provided to the Agent or such Lender Party relating to such tax treatment or tax structure.

Section 10.8. Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under and governed by the laws of the State of New York (including for such purposes Sections 5-1401 AND 5-1402 of the General Obligations Law of the State of New York). In any legal proceeding relating to the Loan Documents or the Obligations, each of the parties hereto hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas and agrees and consents that service of process may be made upon it in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under applicable Law.

Section 10.9. Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender’s or holder’s option, promptly returned to US Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, characterize any non-principal payment as an expense, fee or premium rather than as interest, exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. As used in this section the term “applicable Law” means the Laws of the State of New York or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

Section 10.10. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

Section 10.11. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

Section 10.12. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

Section 10.13. Waiver of Jury Trial, Punitive Damages, etc. Borrower and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any “Special Damages”, as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, “Special Damages” includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

Section 10.14. Release of Collateral; Collateral Matters; Hedging. Agent and each Lender Party hereby agree that so long as no Event of Default shall have occurred and be continuing, Agent shall release from the Security Documents, upon written request by Borrower and at Borrower’s expense, interests in oil and gas properties sold or otherwise transferred by any Restricted Person in compliance with Section 7.5, upon receipt of the indefeasible prepayment of the Loans and Letter of Credit Outstandings required in connection with such sale, if any. The benefit of the Security Documents and the provisions of this Agreement and the other Loan Documents relating to the Collateral shall also extend to and be available on a pro rata basis to each Lender and such Lender’s Affiliates in respect of any obligations under a Hedging Contract with any Restricted Person, but only so long as such Lender remains a party to this Agreement and this Agreement remains in effect. No Lender or Affiliate of a Lender shall have any voting or consent right under any Loan Document as a result of the existence of obligations owed to it under a Hedging Contract.

Section 10.15. Amendment and Restatement. On the Closing Date, this Agreement shall be deemed to restate and amend the Existing Credit Agreement in its entirety, whereupon all of the terms and provisions hereof shall supersede the terms and conditions thereof. The parties hereto further agree that, on the Closing Date, this Agreement and the Notes shall serve to extend, renew and continue, but not to extinguish or novate, the Existing Notes and the corresponding loans and to amend, restate and supersede, but not to extinguish or cause to be novated the Indebtedness under, the Existing Credit Agreement. Borrower hereby agrees that, on the Closing Date, (a) the Loans outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon, and (b) all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be outstanding under and payable by this Agreement; provided that changes in the Percentage Shares, interest rates, or fee rates shall not change the amounts then accrued and owing to each Lender Party under the Existing Credit Agreement immediately prior to the Closing Date.

Section 10.16. Other Agents. None of the Persons identified in this Agreement as the “Arrangers” or “Co-Bookrunners” or the “Syndication Agent” or the “Co-Documentation Agents” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than (a) except in the case of the Arrangers, those applicable to all Lenders as such or (b) as expressly provided for herein or therein. Without limiting the foregoing, none of the Other Agents shall have or be deemed to have any fiduciary relationship with any Restricted Person or any Lender. Each of the Lenders and Borrower, on behalf of itself and the other Restricted Persons, acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder or under the Loan Documents.

Section 10.17. USA Patriot Act Notice. The Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and its partners, which includes the names and addresses of the Borrower and its partners and other information that will allow the Agent to identify the Borrower and its Subsidiaries and partners in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to Agent and each Lender Party.

Section 10.18. Posting of Approved Electronic Communications. (a) In addition to providing the Agent with all originals or copies of all Communications (as defined below) in the manner specified by Section 10.3, Borrower hereby also agrees, unless directed otherwise by the Agent or unless the electronic mail address referred to below has not been provided by the Agent to Borrower, that it will, or will cause its Subsidiaries to, provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent or to the Lender Parties pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Agent to an electronic mail address as directed by the Agent.

(b) Borrower further agrees that (i) the Agent may make the Communications available to the Lender Parties by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (A) all Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Agent and each Lender Party to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Restricted Persons or their securities for purposes of United States Federal and state securities laws; (C) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” or other similar designation; and (D) the Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor” or otherwise not designated as public.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE LENDER PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE LENDER PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE LENDER PARTIES HAVE ANY LIABILITY TO ANY RESTRICTED PERSON, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY RESTRICTED PERSON’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY LENDER PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Loan Documents. Each Lender Party agrees that receipt of notice to it

(as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of the Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.19. Assignment and Reallocation of Existing Loans, Etc. On the Closing Date, each of the lenders under the Existing Credit Agreement (each, an “Existing Lender”) hereby sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate commitments under, and loans and participations in letters of credit outstanding under, the Existing Credit Agreement such that, immediately after giving effect to the effectiveness of this Agreement (including any increase of the commitments effectuated hereby), the Percentage Share of each Lender to this Agreement, the Loans of each Lender, and the portion of the relevant Commitment of each Lender, shall be as set forth on Schedule 3 hereto (it being understood that if any letters of credit are outstanding under the Existing Credit Agreement as of the Closing Date of this Agreement, then each of the Revolving Loan Lenders shall have purchased and accepted from the Existing Lenders, a participation in such outstanding letters of credit based on its respective Revolving Loan Percentage Share). The foregoing assignments, transfers and conveyances are without recourse to any Existing Lender and without any warranties whatsoever by the Agent, the Issuers or any Existing Lender as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than that the warranty of any such Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The Existing Lenders and the Lenders shall, if appropriate, make all appropriate adjustments in payments under the Existing Credit Agreement, the “Notes” and the other “Loan Documents” thereunder for periods prior to the adjustment date among themselves.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER: W&T OFFSHORE, INC.

By:	/s/ John D. Gibbons
	Name:	John D. Gibbons
	Title:	Senior Vice President and Chief Financial Officer

	Address:	Nine Greenway Plaza Suite 300 Houston, TX 70046

	Telephone:	(713) 624-7393
	Fax:	(713) 624-7324
	Attn:	John D. Gibbons

LENDER PARTIES:

TORONTO DOMINION (TEXAS) LLC, as Agent and Lender

By:	/s/ Bebi Yasin
	Name:	BEBI YASIN
	Title:	AUTHORIZED SIGNATORY

BNP PARIBAS,
as Lender

By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Director

/s/ Courtney Kubesch
COURTNEY KUBESCH
VICE PRESIDENT

NATIXIS, as Lender

By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Managing Director

By:	/s/ Louis P. Laville III
	Name:	Louis P. Laville, III
	Title:	Managing Director

BANK OF SCOTLAND plc, as Lender

By:	/s/ Julia R. Franklin
	Name:	JULIA R. FRANKLIN
	Title:	ASSISTANT VICE PRESIDENT

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ John Frazell
	Name:	John Frazell
	Title:	Director

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Charles W. Patterson
Charles W. Patterson
Senior Vice President

ING CAPITAL LLC, as Lender

By:	/s/ Charles Hall
	Name:	Charles Hall
	Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Raymond Edgar
	Name:	RAYMOND EDGAR
	Title:	AUTHORIZED SIGNATORY

IBERIABANK, as Lender

By:	/s/ Cameron D. Jones
	Name:	Cameron D. Jones
	Title:	Vice President

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Issuer

By:	/s/ David Perlman
Name:	David Perlman
Title:	AVP, Credit Management

ACKNOWLEDGED AND AGREED:

W&T ENERGY VI, LLC

By:	W&T Offshore, Inc. Sole Member

By:	/s/ John D. Gibbons
	Name:	John D. Gibbons
	Title:	Authorized Officer

W&T ENERGY VII LLC

By:	W&T Offshore, Inc. Sole Member

By:	/s/ John D. Gibbons
	Name:	John D. Gibbons
	Title:	Authorized Officer

SCHEDULE 1

DISCLOSURE SCHEDULE

ITEM 2.11(c).	Existing Letters of Credit

ITEM 5.6.	No Material Adverse Change regarding Financial Statements

ITEM 5.7.	Liabilities, Obligations and Restrictions

ITEM 5.9.	Litigation Matters

ITEM 5.10	Extraordinary Events, Labor Disputes and Acts of God

ITEM 5.11.	ERISA Plans and Liabilities

ITEM 5.12.	Environmental Matters

ITEM 5.13.	Names and Places of Business and State of Incorporation or Formation

ITEM 5.14.	Subsidiaries

ITEM 6.19.	Non-Guarantor Subsidiaries

ITEM 7.1(c).	Permitted Existing Indebtedness

CREDITOR	OUTSTANDING PRINCIPAL AMOUNT

ITEM 7.2(f).	Permitted Existing Liens

Schedule 1 Page 1

ITEM 2.11(c)

Existing Letters of Credit

LC#	Current Amount	Original Amount	CCY	Effective Date	Expiry	Auto Clause	Beneficiary
2114	$55,000.00	$150,000.00	USD	1-May-08	3-May-l2	Yes-30	ANR Pipeline
E2Z8J4RN7	$100,000.00	$150,000.00	USD	11-May-09	2-Sep-11	No	Discovery Gas Trans Transcontinental
E2Z8J4S6Q	$200,000.00	$265,000.00	USD	11May-09	11-May-11	No	Gas ExxonMobil
GNN9A529G	$41,400.00	$41,400.00	USD	15-Oct-10	15-Oct-11	Yes-90	Corporation Southern Natural Gas and/or Tennessee Gas
F1Z9JPHKC	$140,000.00	$140,000.00	USD	19-Apr-11	12-Apr-!2	Yes	Pipeline Co. American Longshore Mutual Association,
8JB9K7JCO	$70,000.00	$70,000.00	USD	2-May-I1	2-May-12	Yes	Ltd.
TOTAL:	$606,400.00

Item 2.11(c) - 1

ITEM 5.6

No Material Adverse Change regarding Financial Statements

On April 25, 2011, we entered into a purchase and sale agreement with private sellers to acquire approximately 21,900 gross leasehold acres (21,500 net acres) in the West Texas Permian Basin for a purchase price of $366 million, subject to adjustments and an effective date of January 1, 2011. At January 1, 2011, the estimated proved reserves to be acquired were approximately 27 million barrel equivalents (164 Bcfe) (using a 6 to 1 Mcf to barrel equivalency). The estimated reserves are over 91% oil and natural gas liquids. The current wells produce approximately 2,800 net barrel equivalents per day. Since January 1, 2011, production has increased from approximately 1,900 net barrel equivalents.

Capital expenditures associated with planned development activities for these properties for the balance of 2011 are currently estimated between $35 million and $40 million. The closing, which is subject to customary closing conditions and normal closing price adjustments, including effective date adjustments, is anticipated in the second quarter and will be funded from cash on hand and borrowings under our revolving loan facility.

Item 5.6 - 1

ITEM 5.7

Liabilities, Obligations and Restrictions

None.

Item 5.7 - 1

ITEM 5.9

Litigation Matters

Three lawsuits have been filed and two lawsuits threatened all alleging surface damage to property in Cameron Parish, Louisiana arising out of alleged actions of a predecessor by merger of the Borrower in the late 1980’s and early 1990’s. These lawsuits are in the ordinary course of business and discovery has not begun in any case, making valuation of any potential liability indeterminable at the date hereof.

The three filed lawsuits are as follows:

1.	Fred J. Gary and Peggy A. Gary vs. BP America Production Company, et al. 38th JDC, Parish of Cameron, Case No. 10-17463

2.	Betty Hebert Geer, et al. vs. BP America Production Co., et al. 38th JDC, Parish of Cameron, No. 10-18439

3.	Curtis Dwayne Nunez, et al. vs. BP America Production Company, et al. 38th JDC, Parish of Cameron, Case No. 10-18755

Item 5.9 - 1

ITEM 5.10

Extraordinary Events, Labor Disputes and Acts of God

None.

Item 5.10 - 1

ITEM 5.11

ERISA Plans and Liabilities

None.

Item 5.11 - 1

ITEM 5.12

Environmental Matters

None.

Item 5.12 - 1

ITEM 5.13

Names and Places of Business and State of Incorporation or Formation

1.	Name of Restricted Party: W&T Offshore, Inc.

a.	State of Formation: Texas

b.	Other names used in preceding five years:

i.	Successor by merger with Offshore Energy I LLC, a Delaware limited liability company

ii.	Successor by merger with Offshore Energy II LLC, a Delaware limited liability company

iii.	Successor by merger with Offshore Energy III LLC, a Delaware limited liability company

iv.	Successor by merger with Gulf of Mexico Oil and Gas Properties LLC, a Delaware limited liability company

v.	Successor by merger with Offshore Shelf LLC, a Delaware limited liability company

c.	Other Offices and Places of Business:

i.	None.

2.	Name of Restricted Party: W&T Energy VI, LLC

a.	State of Formation: Delaware

b.	Other names used in preceding five years:

i.	None.

c.	Other Offices and Places of Business:

i.	None.

3.	Name of Restricted Party: W&T Energy VII, LLC

a.	State of Formation: Delaware

b.	Other names used in preceding five years:

i.	None.

Item 5.13 - 1

ITEM 5.21

Gas Imbalances, Prepayments

None.

Item 5.21 - 1

ITEM 5.22

Marketing of Production

None.

Item 5.22 - 1

ITEM 5.23

Hedging Transactions

Zero Cost Collars - Oil
Effective Date	Termination Date	Notional Quantity (Bbls)	Weighted Average NYMEX Contract Price		Fair Value Liability[1] (in thousands)	Counterparties[2]
			Floor	Ceiling
4/1/2011	6/30/2011	618,700	$75.00	$92.80	$9,221	BNP Paribas Toronto Dominion
7/1/2011	9/30/2011	231,900	75.00	93.02	4,589	BNP Paribas Toronto Dominion
10/1/2011	12/31/2011	392,100	75.00	95.58	5,552	BNP Paribas Toronto Dominion
1/1/2012	3/31/2012	364,000	75.00	97.88	6,512	Toronto Dominion
4/1/2012	6/30/2012	364,000	75.00	97.88	5,457	Toronto Dominion
7/1/2012	9/30/2012	124,000	75.00	97.88	1,810	Toronto Dominion
10/1/2012	12/31/2012	251,000	75.00	98.99	3,357	Toronto Dominion

		2,345,700	$75.00	$95.79	$36,498

[1]	As of March 31, 2011.
[2]	Where two counterparties are listed in the same category, the numbers given are aggregated for quantity and liability and averaged for price.

Item 5.23 - 1

ITEM 6.19

Non-Guarantor Subsidiaries

1.	N.O. Properties, LLC, a Delaware limited liability company

2.	White Shoal Pipeline Corporation, a Delaware corporation (not a wholly- owned subsidiary; W&T Offshore, Inc. is a shareholder holding a 73.38% interest).

Item 6.19 - 1

ITEM 7.1(c)

Permitted Existing Indebtedness

None.

Item7.1(c) - 1

ITEM 7.2(f)

Permitted Existing Liens

None.

Item 7.2(f) - 1

SCHEDULE 2

SECURITY SCHEDULE

1. Fourth Amended and Restated Security Agreement and Irrevocable Proxy dated as of the Closing Date, from Borrower, in favor of Toronto Dominion (Texas) LLC (“TD (Texas)”), as Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”), covering all personal property of Borrower.

2. Various Uniform Commercial Code Financing Statements naming Borrower as debtor and TD (Texas), as Agent, as secured party, covering the collateral described in the Security Agreement.

3. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated February 2, 1998, from Borrower, in favor of TD (Texas), as Agent, successor in interest to General Electric Capital Corporation, covering oil and gas properties located in the States of Louisiana and Texas, as supplemented and amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated July 1, 1999, and by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated November 30, 1999, and by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated February 24, 2000, and by that certain Fourth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated February 20, 2001, and by that certain Fifth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated May 31, 2002, and by that certain Sixth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, and by that certain Seventh Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated July 14, 2003, and by that certain Eighth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 12, 2003, and by that certain Ninth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, and by that certain Tenth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of May 26, 2006, and by that certain Eleventh Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of August 24, 2006, and by that certain Twelfth Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 29, 2007, any that certain Thirteenth Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of the Closing Date (as so amended and as amended, supplemented, restated or otherwise modified from time to time, the “Borrower Mortgage”).

Schedule 2 - Page 1

4. Various Uniform Commercial Code Financing Statements covering the collateral described in the Borrower Mortgage, naming Borrower as debtor and TD (Texas), as Agent, as secured party.

5. Amended and Restated Guaranty of W&T Energy VI, LLC dated as of the Closing Date, in favor of TD (Texas).

6. Guaranty of W&T Energy VII, LLC dated as of the Closing Date, in favor of TD (Texas).

7. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, from W&T Offshore Inc. (as successor-by-merger to Offshore Energy I, LLC), in favor of Martin Snyder, as trustee, and TD (Texas), as Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of August 24, 2006, as amended by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

8. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, from W&T Offshore Inc. (as successor-by-merger to Offshore Energy II, LLC), in favor of Martin Snyder, as trustee, and TD (Texas), as Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of August 24, 2006, as amended by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

9. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 2, 2002, from W&T Offshore Inc. (as successor-by-merger to Offshore Energy III, LLC), in favor of Martin Snyder, as trustee, and TD (Texas), as Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of August 24, 2006, as amended by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

10. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 12, 2003, from W&T Offshore Inc. (as successor-by-merger to Gulf of Mexico Oil and Gas Properties LLC), in favor of Martin Snyder, as trustee, and TD (Texas), as Agent (Properties other than Mobile Bay Properties), as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement,

Schedule 2 - Page 2

Fixture Filing and Financing Statement dated as of March 15, 2005, as amended by that certain Second Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of August 24, 2006, as amended by that certain Third Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

11. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 30, 2010, from W&T Energy VI, LLC, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent, as amended by that certain First Supplement and Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date.

12. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date, from W&T Energy VI, LLC, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent.

13. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of the Closing Date, from W&T Energy VI, LLC, in favor of Martin Snyder, as trustee, and TD (Texas), as Agent.

14. Amended and Restated Security Agreement dated as of the Closing Date, from W&T Energy VI and W&T Energy VII, in favor of TD (Texas), as Agent, covering all personal property of W&T Energy VI and W&T Energy VII (the “Subsidiary Security Agreement”).

15. Various Uniform Commercial Code Financing Statements naming Borrower, W&T Energy VI and W&T Energy VII, as debtor and TD (Texas), as Agent, as secured party.

Schedule 2 - Page 3

SCHEDULE 3

LENDERS SCHEDULE

	Revolving Loan Percentage Share	Revolving Loan Commitment for $900,000,000 Aggregate Revolving Loan Commitment	Revolving Loan Commitment for $525,000,000 Initial Availability Amount[1]	Revolving Loan Commitment for $575,000,000 Initial Availability Amount[2]
Lending Office for ABR Loans:
Toronto Dominion (Texas) LLC	11.826087%	$106,434,782.61	$62,086,956.52	$68,000,000.00
31 West 52nd Street, 20th Floor
New York, New York 10019
Tel: (212) 827-7600
Fax: (212) 827-7227
Attn: Rose Warren
(with a copy to:
909 Fannin, Suite 1950
Houston, Texas 77010
Tel: (713)653-8211
Fax: (713) 652-2647
Attn: Martin Snyder)

BNP Paribas	11.826087%	$106,434,782.61	$62,086,956.52	$68,000,000.00
1200 Smith Street, Suite 3100
Houston, Texas 77002
Tel: (713)982-1154
Fax: (713)659-6915
Attn: Doug Liftman

Morgan Stanley Bank, N.A.	11.826087%	$106,434,782.61	$62,086,956.52	$68,000,000.00
One Pierrepont Plaza
Brooklyn, New York 11201
Tel: (718)754-4041
Fax: (718)233-2132
Attn: Michael Gavin

Bank of Scotland pic	11.652174%	$104,869,565.22	61,173,913.04	$67,000,000.00
1095 Avenue of the Americas,
35th Floor
New York, New York 10036
Tel: (212)450-0877
Fax: (212)479-2806
Attn: Karen Weich

The Bank of Nova Scotia	11.652174%	$104,869,565.22	61,173,913.04	$67,000,000.00
720 King Street W, 2nd Floor
Toronto, ON M5V2T3
Tel: (212) 225-5705
Fax: (212)225-5709

[1]	As of Closing Date of Agreement
[2]	On Fairway Acquisition Effective Date

Schedule 3 - Page 1

SCHEDULE 3

	Revolving Loan Percentage Share	Revolving Loan Commitment for $900,000,000 Aggregate Revolving Loan Commitment	Revolving Loan Commitment for $525,000,000 Initial Availability Amount[1]	Revolving Loan Commitment for $575,000,000 Initial Availability Amount[2]
Attn: Ivica Anastasov
Natixis	11.652174%	$104,869,565.22	61,173,913.04	$67,000,000.00
333 Clay Street, Suite 4340
Houston, Texas 77002
Tel: (713) 759-9495
Fax: (713) 571-6167
Attn: Liana Tchnernysheva

Amegy Bank National Association	8.695652%	$78,260,869.57	$45,652,173.91	$50,000,000.00
4400 Post Oak Parkway #404
Houston, Texas 77027
Tel: (713)232-2026
Fax: (713) 561-0345
Attn: Charles W. Patterson

ING Capital LLC	8.695652%	$78,260,869.57	$45,652,173.91	$50,000,000.00
1325 Avenue of Americas
New York, New York 10019
Tel: (646) 424-8244
Fax: (646)424-8251
Attn: Frenklin Christian

General Electric Capital Corporation	6.086957%	$54,782,608.70	$31,956,521.74	$35,000,000.00
Corporate Financial Services
333 Clay Street Suite 4450
Houston, Texas 77002
Tel: (713)951-2324
Fax: (713)583-3271
Attn: Salman Patoli

Iberiabank	6.086957%	$54,782,608.70	$31,956,521.74	$35,000,000.00
11 E. Greenway Plaza, Suite 2900
Houston, Texas 77046
Tel: (713) 624-7726
Fax: (713) 965-0276
Attn: Cameron Jones

TOTAL	100%	$900,000,000.00	$525,000,000.00	$575,000,000.00
Lending Office for Eurodollar
Loans:
Same.

Schedule 3 - Page 2

EXHIBIT A-1

REVOLVING LOAN NOTE

$	Houston, Texas	, 20

FOR VALUE RECEIVED, the undersigned, W&T Offshore, Inc. a Texas corporation (herein called “Borrower”), hereby promises to pay to                      (herein called “Lender”), the principal sum of                  Dollars ($            ), or, if greater or less, the aggregate unpaid principal amount of the Revolving Loans made under this Revolving Loan Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America to Agent’s account at a bank located in New York, New York as designated in writing to Borrower by Agent, as from time to time may be designated by the holder of this Revolving Loan Note.

This Revolving Loan Note (a) is issued and delivered under that certain Fourth Amended and Restated Credit Agreement of May 5, 2011, by and among Borrower, Toronto Dominion (Texas) LLC, as Agent, and the lenders (including Lender) and letter-of-credit issuing banks referred to therein as Issuers (herein, as from time to time supplemented, amended or restated, called the “Credit Agreement”), and is a “Revolving Note” as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement), and (d) is executed in partial replacement, substitution, renewal, extension, and increase of, but not in extinguishment or novation of, those certain Tranche A Loan Notes, Tranche B Loan Notes and Revolving Loan Notes dated as of May 26, 2006, executed by Borrower and payable to certain lenders in the aggregate principal amount of $1,300,000,000. Payments on this Revolving Loan Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Revolving Loan Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

So long as no Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all ABR Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each ABR Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the ABR Loans to but not including such ABR Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest

Exhibit A - 1

Period at the related Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (A) this Revolving Loan Note shall never bear interest in excess of the Highest Lawful Rate, and (B) if at any time the rate at which interest is payable on this Revolving Loan Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Alternate Base Rate, Eurodollar Rate, and Default Rate), this Revolving Loan Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

Notwithstanding the foregoing paragraph and all other provisions of this Revolving Loan Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Revolving Loan Note, and this Revolving Loan Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

If this Revolving Loan Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Revolving Loan Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Revolving Loan Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Revolving Loan Note, protest, notice of protest, notice of intention to accelerate the maturity of this Revolving Loan Note, declaration or notice of acceleration of the maturity of this Revolving Loan Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

THIS REVOLVING LOAN NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

Exhibit A - 2

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit A - 3

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of May 5, 2011 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2 of the Agreement as follows:

Aggregate amount of Borrowing:	$	___________
Type of Loans in Borrowing:		___________
Date on which Loans are to be advanced:		___________
Length of Interest Period for Eurodollar Loans (1, 2 or 3 months):		_____ months

To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained.

(b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default or Borrowing Base Deficiency exist upon Borrower’s receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

(d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

Exhibit B - 1

(e) The Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of                 , 20    .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of May 5, 2011 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

Existing Borrowing(s) to be continued or converted:

$             of Revolving Loans which are Eurodollar Loans with Interest Period ending                                     3

$             of Revolving Loans which are ABR Loans4

If being combined with new
	Loans,	$__________
of new Loans to be advanced on

Aggregate amount of new Borrowing:		$__________

Type of Loans in new Borrowing:		__________

Date of continuation or conversion:		__________

Length of Interest Period for Eurodollar Loans 1, 2 or 3 months):		____ months

To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

(a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained.

[3]	Repeat as appropriate for different tranches of Loans.
[4]	Repeat as appropriate for different tranches of Loans.

Exhibit C - 1

(b) There does not exist on the date hereof any condition or event which constitutes a Default or Borrowing Base Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

(c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF this instrument is executed as of                 , 20        .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit C - 2

EXHIBIT D

CERTIFICATE ACCOMPANYING

FINANCIAL STATEMENTS

Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of May 5, 2011 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender, Borrower’s *[audited/unaudited] financial statements (the “Financial Statements”) as at (the “Reporting Date”). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

(a) the officer of Borrower signing this instrument is the duly elected, qualified and acting              of Borrower and as such is Borrower’s chief financial officer;

(b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

(c) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the financial covenants set forth in Sections 7.11 and 7.12 of the Agreement *[except for any non-compliance under Section(s)             of the Agreement, which non-compliance * [is/are] more fully described on a schedule attached hereto];

(d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)                  of the Agreement, which *[is/are] more fully described on a schedule attached hereto]

(e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

Exhibit D - 1

IN WITNESS WHEREOF, this instrument is executed as of             , 20    .

W&T OFFSHORE, INC.

By:
Name:
Title:

Exhibit D - 2

EXHIBIT E

ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Fourth Amended and Restated Credit Agreement dated as of May 5, 2011 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

The “Assignor” and the “Assignee” referred to on Schedule 1 agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee’s Commitments and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the applicable Notes held by the Assignor and requests that Agent exchange such Notes for new Notes payable to the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitments retained by the Assignor, if any, as specified on Schedule 1.

3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is an Eligible Transferee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.6(e).

Exhibit E - 1

4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1.

5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Exhibit E - 2

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

Percentage Share assigned:	% (Revolving Loan Percentage Share)

% (Aggregate Percentage Share)

Assignee’s Commitments:	$ (Revolving Loan Commitment)

$ (Letter of Credit Commitment)

Aggregate outstanding principal amount of Loans assigned:	$ (Revolving Loans)

Principal amount of Note(s) payable to Assignee:	$ (Revolving Loans)

Principal amount of Note payable to Assignor:	$ (Revolving Loans)

Effective Date (if other than date of acceptance by Agent):	* , 20

Exhibit E - 3

[NAME OF ASSIGNOR], as Assignor

By:
______________________________________ Title

Dated: , 20

[NAME OF ASSIGNEE], as Assignee

By:
______________________________________ Title:

Domestic Lending Office:

Eurodollar Lending Office:

*	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Agent.

Accepted [and Approved] **
this day of , 20

TORONTO DOMINION (TEXAS) LLC, as Agent

By:
Title:

[Approved this day of , 20

W&T OFFSHORE, INC.

By:
Name:
Title:

**	Required if the Assignee is an Transferee solely by reason of clause (b) of the definition of “Eligible Transferee”.

Exhibit E - 4

EXHIBIT F

FORM OF

[AMENDED AND RESTATED] GUARANTY

THIS [AMENDED AND RESTATED] GUARANTY (this “Guaranty”) is made as of             , 20    , by [NAME OF SUBSIDIARY], a Delaware limited liability company (“Guarantor”), in favor of Toronto Dominion (Texas) LLC, individually and as agent (in such capacity, together with any successor or assign thereto, “Agent”) and each of the other Lender Parties (as defined in the Credit Agreement).

RECITALS:

1. W&T Offshore, Inc., a Nevada corporation and predecessor to W&T Offshore, Inc., a Texas corporation (the “Borrower”), the Lenders (or their predecessors-in-interest), the Issuers (or their predecessors-in-interest) and Toronto Dominion (Texas) LLC have heretofore entered into that certain Amended and Restated Credit Agreement, dated as of February 24, 2000 (as so amended), as amended and restated by that certain Second Amended and Restated Credit Agreement dated as of March 15, 2005, among the Borrower, the Lenders, the Issuers and the Agent, as further amended and restated by that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2006 (as amended and modified from time to time, the “Existing Credit Agreement”), pursuant to which the Lenders and Issuers agreed to make Loans to the Borrower or issue or participate in Letters of Credit on behalf of the Borrower.

2. [Pursuant to the Existing Credit Agreement, the Guarantor has heretofore executed and delivered that certain Guaranty dated as of April 30, 2010, in favor of Toronto Dominion (Texas) LLC, and each of the lender parties described therein (the “Existing Guaranty”).]

3. The Existing Credit Agreement is being amended and restated contemporaneously herewith pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of April     , 2011 (as from time to time amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Agent, the Issuers and the Lender Parties.

4. It is a condition precedent to each Lender Party’s obligation to advance funds pursuant to the Credit Agreement and to the Issuers’ obligations to issue Letters of Credit pursuant to the Credit Agreement, that Guarantor shall execute and deliver this Guaranty to Agent.

5. [The Guarantor intends that the Existing Guaranty be amended and restated, and superseded, by this Guaranty.]

6. Borrower owns directly, or indirectly through one or more subsidiaries, one hundred percent (100%) of the membership interests of Guarantor.

7. Borrower, Guarantor, and the other direct and indirect subsidiaries of Borrower are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

8. The members of Guarantor have determined that Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and is in the best interests of Guarantor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lender Parties’ advances of funds and Issuers’ issuances of Letters of Credit, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order (i) to induce Lender Parties to extend such credit under the Credit Agreement, (ii) to induce Issuers to issue such Letters of Credit pursuant to the Credit Agreement, and (iii) to induce the Lender Parties to enter into the above-referenced Credit Agreement, Guarantor hereby agrees with Agent, for the benefit of Agent and each Lender Party, as follows:

AGREEMENTS

Section 1. Definitions. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Loan Document or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

“Agent” means the Person who, at the time in question, is the “Agent” under the Credit Agreement. Whenever there is only one Lender under the Credit Agreement, “Agent” shall also refer to such Lender in such capacity as the only Lender.

“Hedging Obligations” means (i) any and all present or future obligations of Borrower according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between Borrower or any of its Subsidiaries and any then current Lender (or any Affiliate of any then current Lender); and (ii) any and all present or future obligations of Borrower according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between Borrower or any of its Subsidiaries and any then current Lender (or any Affiliate of any then current Lender).

“Obligations” means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2.

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“Obligors” means Borrower, Guarantor and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

“Security” means any rights, properties, or interests of Agent or any Lender Party, under the Loan Documents or otherwise, which provide recourse or other benefits to Agent or any Lender Party in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Agent or any Lender Party have rights under or pursuant to any Loan Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

Section 2. Guaranty.

(a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each other Lender Party the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

(i) the Loans (whether or not evidenced by Notes), including all principal, all interest thereon and all other sums payable thereunder;

(ii) all other “Obligations” (as defined in the Credit Agreement), including without limitation, all other sums payable under the other Loan Documents, whether for principal, interest, fees or otherwise; and

(iii) all Hedging Obligations.

Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

(b) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each other Lender Party the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Agent or such Lender Party under, by reason of, or pursuant to any of the Loan Documents.

(c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Agent, pay such Obligation in full to Agent for the benefit of Agent or the Lender Party to whom such Obligation is owed. If Borrower shall for any reason fail to perform promptly any Obligation, Guarantor will, forthwith upon demand by Agent, cause such Obligation to be performed or, if specified by Agent, provide sufficient funds, in such amount and manner as Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Agent or such other Person as Agent shall designate.

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(d) If either Borrower or Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c), Guarantor will incur the additional obligation to pay to Agent, and Guarantor will forthwith upon demand by Agent pay to Agent, the amount of any and all expenses, including fees and disbursements of Agent’s counsel and of any experts or agents retained by Agent, which Agent may incur as a result of such failure.

(e) The liability of Guarantor hereunder shall be limited to the maximum amount of liability that can be incurred by Guarantor without rendering this Guaranty voidable under applicable law relating to fraudulent conveyances or fraudulent transfers, and not for any greater amount.

Section 3. Unconditional Guaranty.

(a) No action which Agent or any Lender Party may take or omit to take in connection with any of the Loan Documents, any of the Obligations (or any other indebtedness owing by Borrower to Agent or any Lender Party), or any Security, and no course of dealing of Agent or any Lender Party with any Obligor or any other Person, shall release or diminish Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Agent or any Lender Party, regardless of whether any such action or inaction may increase any risks to or liabilities of Agent or any Lender Party or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, Guarantor hereby expressly agrees that Agent and any Lender Party may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:

(i) Amend, change or modify, in whole or in part, any one or more of the Loan Documents and give or refuse to give any waivers or other indulgences with respect thereto.

(ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security Document or other Loan Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Loan Documents.

(iii) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

(iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Loan Documents.

(v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Agent’s or any Lender Party’s rights in any or all Security.

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(vi) Discharge, release, substitute or add Obligors.

(vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as Agent or any Lender Party may determine to be in their best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

(b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Agent or any Lender Party. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Guarantor:

(i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

(ii) The failure by Agent or any Lender Party to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

(iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Agent or any Lender Party, or any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise.

(iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Loan Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

(v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, Agent or any Lender Party.

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(vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

(vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.

(c) Agent and any Lender Party may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Agent and any Lender Party may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

(d) If any payment to Agent or any Lender Party by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Agent or any Lender Party is required to refund such payment to the pay or thereof or to pay the amount thereof to any other Person, such payment to Agent or such Lender Party shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Agent or such Lender Party on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Agent and such Lender Party.

(e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

Section 4. Waiver. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Loan Documents:

(a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Agent nor any Lender Party shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Agent and each Lender Party are hereby authorized to assume that Guarantor, by virtue of its relationships with Borrower which are independent of this Guaranty, has full and complete knowledge of such matters whenever any Lender Party extends credit to Borrower or take any other action which may change or increase Guarantor’s liabilities or losses hereunder).

(b) notice that Agent, any Lender Party, any Obligor, or any other Person has taken or omitted to take any action under any Loan Document or any other agreement or instrument relating thereto or relating to any Obligation, including, without limitation, in connection with any Lien or security interest granted by Guarantor in favor of Agent or any Lender Party.

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(c) notice of acceptance of this Guaranty.

(d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

(e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

Section 5. Exercise of Remedies. Agent and each Lender Party shall have the right to enforce, from time to time, in any order and at Agent’s or such Lender Party’s sole discretion, any rights, powers and remedies which Agent or such Lender Party may have under the Loan Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and Guarantor shall be liable to Agent and each Lender Party hereunder for any deficiency resulting from the exercise by Agent or any Lender Party of any such right or remedy even though any rights which Guarantor may have against Lender Party or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Agent or any Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. If, in the exercise of any of its rights and remedies, any Lender Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by such Lender Party and waives any claim based upon such action, even if such action by such Lender Party shall result in a full or partial loss of any rights of subrogation that Guarantor might otherwise have had but for such action by such Lender Party. Any election of remedies that results in the denial or impairment of the right of any Lender Party to seek a deficiency judgment against the Borrower shall not impair Guarantor’s obligation to pay the full amount of the Obligations. The rights, powers and remedies of Agent and each Lender Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Agent and each Lender Party hereunder are not conditional or contingent on any attempt by Agent or any Lender Party to exercise any of its rights under any other Loan Document against any Obligor or any other Person.

Section 6. Limited Subrogation. Until one year and one day after the indefeasible payment in full in cash of all Obligations, the expiration or termination of all Letters of Credit and the termination of all Commitments, Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this

7

Guaranty, and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against Borrower and any right to participate in any Security until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been indefeasibly paid in full in cash, all Letters of Credit have not expired or terminated or all Commitments have not terminated, such amount shall be held in trust for the benefit of Agent, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Agent to be held by Agent as collateral for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Agent shall elect. If Guarantor shall make payment to Agent of all or any portion of the Obligations and if all of the Obligations shall be indefeasibly paid in full in cash, all Letters of Credit have expired or terminated and all Commitments have terminated, Agent will, at Guarantor’s request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of Agent (which Agent may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by Agent or any Lender Party, whose ownership has otherwise changed in the course of enforcement of the Loan Documents, or which Agent otherwise has released or wishes to release from its Obligations.

Section 7. Successors and Assigns. Guarantor’s rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor. This Guaranty shall apply to and inure to the benefit of Agent and each Lender Party and their successors or assigns, including, without limitation, any such Person permitted under the Credit Agreement.

Section 8. Subordination. Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor. Guarantor agrees that after the occurrence of any Default or Event of Default it will neither permit Borrower to repay such indebtedness or any part thereof nor accept payment from Borrower of such indebtedness or any part thereof without the prior written consent of Agent. If Guarantor receives any such payment without the prior written consent of Agent, the amount so paid shall be held in trust for the benefit of each Lender Party, shall be segregated from the other funds of Guarantor, and shall forthwith be paid over to Agent to be held by Agent as collateral for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as Agent shall elect. At the Agent’s request, Guarantor will promptly mark its books and records, and cause any Subsidiary of Guarantor to mark its books and records, so as to indicate that any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor is subordinated in accordance with the terms of this Guaranty, and will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any such indebtedness a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Guaranty. Guarantor shall execute such further documents or instruments and take such further action as the Agent may reasonably from time to time request to carry out the intent of

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this Guaranty. Guarantor hereby grants to each Lender Party a right of offset to secure the payment of the Obligations and Guarantor’s obligations and liabilities hereunder, which right of offset shall be upon any and all monies, securities and other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to Agent or any Lender Party from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of Guarantor at any time existing against Agent or any Lender Party. Upon the occurrence of any Default or Event of Default, Agent and each Lender Party is hereby authorized at any time and from time to time, without notice to Guarantor, to offset, appropriate and apply any and all items hereinabove referred to against the Obligations and Guarantor’s obligations and liabilities hereunder irrespective of whether or not Agent or such Lender Party shall have made any demand under this Guaranty and although such obligations and liabilities may be contingent or unmatured. Agent and each Lender Party agrees promptly to notify Guarantor after any such offset and application made by Agent or such Lender Party, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of Agent and each Lender Party under this Section 8 are in addition to, and shall not be limited by, any other rights and remedies (including other rights of offset) which Agent and any Lender Party may have.

Section 9. Representations and Warranties. Guarantor hereby represents and warrants to Agent and each Lender Party as follows:

(a) [Reserved].

(b) Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization as set forth in the Preamble and Recitals to this Guaranty and is duly qualified to do business and is in good standing as a limited liability company in each jurisdiction where the nature of its business requires such qualification, except for such jurisdiction where the failure to so qualify could not reasonably be expected to have a Material Adverse Change, and has all requisite power and authority and holds all requisite governmental licenses, permits and other approvals (a) to execute, deliver and perform this Guaranty and each other Loan Document to which it is a party and (b) to own and hold under lease its respective property and to conduct its business substantially as currently conducted by it, except for those licenses, permits or other approvals, the absence of which could not reasonably be expected to have a Material Adverse Change.

(c) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary organization action and do not and will not contravene its certificate or articles of organization or bylaws.

(d) The execution, delivery and performance by Guarantor of this Guaranty do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its Affiliates or properties, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

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(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty.

(f) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

(g) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantor’s financial condition or its ability to perform its obligations hereunder.

(h) Immediately after entering into this Guaranty, Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

(i) Guarantor has knowledge of the Borrower’s and each other Obligor’s financial condition and affairs and has adequate means to obtain from the Borrower and each other Obligor on an ongoing basis information relating thereto and to the Borrower’s and such Obligor’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Guarantor acknowledges and agrees that the Agent and the Lender Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of Guarantor nor to advise Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any other Obligor that might become known to Agent or any Lender Party at any time, whether or not such Person knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor, or might (or does) materially increase the risk of Guarantor as guarantor, or might (or would) affect the willingness of Guarantor to continue as a guarantor of the Obligations.

(j) All of the representations and warranties made by the Borrower or any other Obligor regarding Guarantor in the Credit Agreement or in any other Loan Document are true and correct in all respects as of the date hereof as if such representations and warranties were incorporated herein in their entirety and made by Guarantor; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 9(j), be deemed to be a reference to such Guarantor’s knowledge.

Section 10. Covenants

(a) Affirmative Covenants. Guarantor covenants and agrees that, until the indefeasible payment in full in cash of all Obligations, the expiration or termination of all Letters of Credit and the termination of all Commitments, Guarantor shall and shall cause any Subsidiaries to, unless the Lenders or the Required Lenders, as applicable, shall otherwise consent in writing in accordance with the Credit Agreement, perform each of the obligations set forth in Article VI of the Credit Agreement, to the extent such obligations pertain to Guarantor or its assets, as if such obligations were set forth in full in this Guaranty.

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(b) Negative Covenants. Guarantor covenants and agrees that, until the indefeasible payment in full in cash of all Obligations, the expiration or termination of all Letters of Credit and the termination of all Commitments, Guarantor shall not and shall cause any Subsidiaries not to, without the prior written consent of the Lenders or the Required Lenders, as applicable, in accordance with the Credit Agreement, do anything prohibited by Article VII of the Credit Agreement, to the extent such obligations pertain to Guarantor or its assets, as if each such prohibition was set forth in full in this Guaranty.

(c) Non-Petition Covenant. Prior to the date that is one year and one day after the indefeasible payment in full in cash of all Obligations, the expiration or termination of all Letters of Credit and the termination of all Commitments, Guarantor will not, and will not allow any Subsidiary to, directly or indirectly, commence, join any other person in commencing, or authorize a trustee or other person acting on its behalf or on behalf of others to commence, any bankruptcy, reorganization, arrangement, insolvency, liquidation, or receivership proceeding under the laws of the United States or any state of the United States against Guarantor or the Borrower, or any other their respective Subsidiaries.

Section 11. No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 12. Unenforceability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction or against any party shall, as to such jurisdiction or such party, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction or against any other party.

Section 13. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section 14. Term. This Guaranty shall be irrevocable until the indefeasible payment in full in cash of all Obligations, the expiration or termination of all Letters of Credit and the termination of all Commitments, and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Loan Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Agent or any Lender Party to Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

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Section 15. Notices. Any notice or communication required or permitted hereunder shall be given as provided in the Credit Agreement to each Lender Party at its address specified on its signature page to the Credit Agreement and to Guarantor at its address specified on the signature page hereto, or to another address designated in writing by such party to the other relevant parties.

Section 16. Limitation on Interest. Agent, Lender Parties and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

Section 17. Loan Document. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents. Guarantor hereby ratifies, confirms and approves the Credit Agreement and the other Loan Documents and, in particular, any provisions thereof which relate to Guarantor.

Section 18. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

Section 19. GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). IN ANY LEGAL PROCEEDING RELATING TO THIS GUARANTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN HARRIS COUNTY, TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER APPLICABLE LAW.

Section 20. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 21. [Restatement. This Guaranty renews, amends and restates, but does not terminate or novate, the Existing Guaranty in its entirety, effective as of the date first written above, and all of the terms and provisions hereof shall supersede the terms and provisions thereof.]

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

[SUBSIDIARY NAME]

By:
Name:
Title:

Address:

S-1	Form of Guaranty

EXHIBIT G

FORM OF ISSUANCE REQUEST

Issuance Request

Toronto Dominion (Texas) LLC

31 West 52nd Street

New York, New York 10019

Attention: ____________________________

Re: W&T Offshore, Inc.

Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 2.11(b) of that certain Fourth Amended and Restated Credit Agreement dated as of May 5, 2011 (as from time to time amended, supplemented, restated or otherwise modified, the “Agreement”), by and among W&T Offshore, Inc. (“Borrower”), Toronto Dominion (Texas) LLC, as Agent, and certain lenders (“Lenders”) and letter-of-credit issuing banks from time to time parties thereto as Issuers. Terms used herein have the meanings provided in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

The Borrower hereby requests that the Issuer issue a Letter of Credit on [Date] in the aggregate Stated Amount of _______ [and in the form attached hereto].5

The beneficiary of the requested Letter of Credit will be ____________________, and such Letter of Credit will be in support of the [Provide Description] and will have a Stated Expiry Date of [Date]. The following documents will be required upon presentation: [Provide Description]

Attached hereto is an executed copy of an [Application for Letter of Credit]

[5]	Include where the Borrower is providing the form of Letter of Credit requested to be issued.

Exhibit G - 1

IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered by its duly authorized officer this      day of                     , 20    .

BORROWER:

W&T OFFSHORE, INC.

By:
Name:
Title:

Address:	Nine Greenway Plaza Suite 300 Houston, TX 70046

Telephone:	(713) 626-8525
Fax:	(713) 626-8527

Exhibit G - 2